                                                                   EXHIBIT 10.16



                         HARBOR GATEWAY BUSINESS CENTER

                     HI-TECH/RESEARCH AND DEVELOPMENT LEASE








Tenant:               EMULEX CORPORATION

Premises:             3535 Harbor Gateway Business Center
                      Costa Mesa, California 92626

                         HARBOR GATEWAY BUSINESS CENTER
                        HI-TECH/RESEARCH AND DEVELOPMENT
                                 BUILDING LEASE

               Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord the following described premises (the "Premises") located in the following described building (the "Building"), upon the following terms and conditions. The following Basic Lease Provisions are an integral part of this Lease and each reference in this Lease to any Basic Lease Provision incorporates all of the terms provided under such Basic Lease Provision. In the event of any conflict between any Basic Lease Provision and the balance of this Lease, the latter shall control. References to specific Articles are for convenience only and designate some of the Articles where references to the particular Basic Lease Provisions appear.

                             BASIC LEASE PROVISIONS

Date of Lease:        June 30, 1999

1.      Landlord:      C.J. SEGERSTROM & SONS, a California general partnership

2.      Tenant:        EMULEX CORPORATION, a California corporation

3.      Tenant's Trade Name:         EMULEX

4.      Building Address:     3535 Harbor Boulevard
                              Costa Mesa, California 92626

5.      Target Commencement Date:           November 1, 1999                             (2.1)

        Expiration Date:      August 31, 2001

6.      Basic Annual Rent (triple net):

        Annual Rent: $540,314.40 per square foot of Rental Area ($9.84); triple net      (3.1)

        Monthly Rent: $45,026.20 per square foot of Rental Area ($0.82); triple net

7.      Operating Expenses:  Not Applicable

8.      Rentable Area of Premises:   54,910 square feet                                 (47.5)

9.      Tenant's Allocated Parking Spaces:  210 spaces                                    (44)
                                            (Approximately four per 1,000 square feet)

10.     Security Deposit:  None                                                            (5)

11.     Use of Premises:      General office, service, manufacturing, corporate           (10)
                              headquarters and similar uses.

12.     Alterations:   Tenant shall not make any alterations of or to the Premises         (9)
                       without the prior written consent of Landlord.  See Addendum

13.     Brokers:       Julien J. Studley, Inc.  See Addendum                              (38)

14.     Addresses for payments and notices:                                               (35)

        To Landlord:                        To Tenant

        C.J. Segerstrom & Sons              Emulex Corporation
        3315 Fairview Road                  3535 Harbor Boulevard
        Costa Mesa, California 92626        Costa Mesa, California 92626
        Attn:  Chief Financial Officer      Attn:  Director, Treasury & Contracts

               IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, consisting of the foregoing provisions and Articles 1 through 48 which follow, together with Exhibits "A" through "C" and "E" through "G" incorporated herein by this reference, as of the date first above written.


 C.J. SEGERSTROM & SONS,                  EMULEX CORPORATION,
 a general partnership                    a California corporation


 By  /s/ Henry Segerstrom                 By  /s/ Michael J. Rockenbach
     --------------------------------         ----------------------------------
          Manager
                                          Title: VP Finance & CFO
 By  /s/ Jeanette E. Segerstrom                  ------------------
     --------------------------------
          Manager
                                          By  /s/ Paul F. Folino
                   "Landlord"                 ----------------------------------
                                          Title: President and CEO
                                                 -----------------

                                                             "Tenant"

                                TABLE OF CONTENTS

Article                                                                                   PAGE
-------                                                                                   ----

1.      PREMISES  See Section 48.1...........................................................1
2.      TERM   See Sections 48.2, 48.3 and 48.4  [Intentionally Deleted].....................1
3.      RENT   See Section 48.5..............................................................1
4.      COMMON FACILITIES EXPENSES  [Intentionally Deleted]..................................1
5.      SECURITY DEPOSIT  [Intentionally Deleted]............................................1
6.      UTILITIES  See Section 48.6..........................................................1
7.      PAYMENT OF TAXES  See Section 48.7...................................................2
8.      MAINTENANCE AND REPAIR  See Section 48.8.............................................3
9.      ALTERATIONS AND FIXTURES  See Section 48.9...........................................3
10.     USE OF PREMISES; HAZARDOUS MATERIALS  See Section 48.10..............................4
11.     ACCEPTANCE OF PREMISES  See Section 48.11............................................7
12.     LIENS................................................................................7
13.     ENTRY AND INSPECTION  See Section 48.12..............................................7
14.     ASSIGNMENT AND SUBLETTING  See Section 48.13.........................................8
15.     INSURANCE PROVISIONS  See Section 48.14..............................................9
16.     TRANSFER OF LANDLORD'S INTEREST.....................................................12
17.     DAMAGE OR DESTRUCTION  See Section 48.15............................................12
18.     EMINENT DOMAIN......................................................................13
19.     DEFAULTS  See Section 48.16.........................................................13
20.     REMEDIES............................................................................14
21.     DEFAULT BY LANDLORD.................................................................15
22.     SURRENDER OF PREMISES; REMOVAL OF PROPERTY..........................................15
23.     COSTS OF SUIT.......................................................................16
24.     WAIVER..............................................................................16
25.     HOLDING OVER  See Section 48.17.....................................................17
26.     SUBORDINATION  See Section 48.18....................................................17
27.     RULES AND REGULATIONS...............................................................17
28.     DEFINED TERMS.......................................................................17
29.     SUCCESSORS AND ASSIGNS..............................................................18
30.     TIME OF ESSENCE.....................................................................18
31.     ENTIRE AGREEMENT....................................................................18
32.     WORK LETTER  See Section 48.19......................................................18
33.     RIGHT OF LANDLORD TO PERFORM........................................................18
34.     LATE CHARGE AND INTEREST ON TENANT'S OBLIGATIONS ...................................18
        See Section 48.20
35.     PAYMENTS AND NOTICES  See Section 48.21.............................................19
36.     ESTOPPEL CERTIFICATES...............................................................19
37.     CENTER NAME AND ADDRESS.............................................................19
38.     BROKERS  See Section 48.22..........................................................19
39.     NON-DISCLOSURE OF LEASE TERMS.......................................................20
40.     TENANT'S AUTHORITY..................................................................20
41.     NO OFFER; APPROVAL BY LENDER  See Section 48.23.....................................20
42.     INABILITY TO PERFORM  See Section 48.24.............................................20
43.     COMMON FACILITIES  See Section 48.25................................................20
44.     PARKING FACILITIES    [Intentionally Deleted]  See Section 48.26....................21
45.     TRAFFIC AND ENERGY MANAGEMENT.......................................................21
46.     SIGNS  See Section 48.27............................................................22
47.     MISCELLANEOUS.......................................................................22
48.     ADDENDUM............................................................................23
        48.1   The Premises.................................................................23
        48.2   Term.........................................................................26
        48.3   Prior Documents..............................................................26
        48.4   Tenant's Options.............................................................27
        48.5   Rent.........................................................................31
        48.6   Utilities....................................................................32
        48.7   Property Taxes...............................................................32
        48.8   Maintenance and Repairs......................................................32

        48.9   Alterations and Additions....................................................33
        48.10  Use of Premises; Hazardous Materials.........................................34
        48.11  Acceptance of Premises.......................................................34
        48.12  Entry and Inspection.........................................................34
        48.13  Assignment and Subletting....................................................34
        48.14  Insurance Provisions.........................................................34
        48.15  Damage or Destruction........................................................35
        48.16  Defaults and Remedies........................................................35
        48.17  Holding Over.................................................................35
        48.18  Subordination................................................................36
        48.19  Work Letter..................................................................36
        48.20  Late Charge and Interest on Tenant's Obligations.............................36
        48.21  Payments and Notices.........................................................36
        48.22  Brokers......................................................................37
        48.23  No Offer; Approval by Lender.................................................37
        48.24  Inability to Perform.........................................................37
        48.25  Common Facilities............................................................37
        48.26  Parking Facilities...........................................................38
        48.27  Signs........................................................................39
        48.28  Quiet Possession.............................................................39
        48.29  Security Measures............................................................39
        48.30  Rules and Regulations........................................................39


                                TABLE OF EXHIBITS

EXHIBIT "A"           DEPICTION OF BUILDING A AND BUILDING A AREA
EXHIBIT "A-1"         DEPICTION OF CENTER
EXHIBIT "B"           COMMON FACILITIES DEFINED
EXHIBIT "C"           RULES AND REGULATIONS
EXHIBIT "D"           [Intentionally Deleted]
EXHIBIT "E"           TENANT SIGN PROGRAM -- CRITERIA RESEARCH AND DEVELOPMENT
                      BUILDINGS
EXHIBIT "F"           OTHER DOCUMENTS
EXHIBIT "G"           SHARED RIGHTS PARKING AGREEMENT

                         HARBOR GATEWAY BUSINESS CENTER
                             HI-TECH BUILDING LEASE


Article 1 See Section 48.1         PREMISES

               1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain building (the "Building") or the portion thereof identified in the applicable Basic Lease Provision and depicted on the plan attached hereto as Exhibit "A." The Building, or the portion thereof leased to Tenant, shall sometimes be referred to herein as the "Premises." The Premises are located in the Harbor Gateway Business Center depicted on Exhibit "A-1" attached hereto (the "Center").

               1.2 Tenant is obtaining a right of exclusive use only of the Premises. Landlord reserves to itself, its successors and assigns, together with the right to grant and transfer all or a portion of the same, the non-exclusive right of use of all portions of the Center other than that occupied by the Premises for all purposes not inconsistent with Tenant's use of the Premises.

Article 2 See Sections 48.2, 48.3 and 48.4   TERM

               2.1    [Intentionally Deleted]

               2.2    [Intentionally Deleted]

               2.3    [Intentionally Deleted]

Article 3 See Section 48.5           RENT

               3.1 Tenant shall pay, for each lease year, a basic annual rent in the amount shown in the applicable Basic Lease Provision, in equal monthly installments payable, without prior notice or demand, on the first day of each month in advance. If the Commencement Date occurs on other than the first day of a month, the basic rent for the fraction of the month starting with the Commencement Date shall be prorated and paid on said Commencement Date. If the term hereof ends on a day other than the last day of a month, the basic rent for the month during which said expiration occurs shall be prorated on the basis of the actual number of days in said month.

               3.2 As used herein, a "lease year" is a period of twelve (12) consecutive full calendar months commencing on January 1 and ending on December 31, except that if the Commencement Date occurs on a date other than January 1 there shall be a partial lease year for the period from the Commencement Date to the next following December 31, both dates inclusive, and the last lease year, if this Lease expires or is terminated on a date other than December 31, shall be a partial lease year for the period beginning on January 1 following the last preceding lease year and ending on the expiration or termination date.

               3.3 [Intentionally Deleted]

               3.4 [Intentionally Deleted]

Article 4                COMMON FACILITIES EXPENSES

               [Intentionally Deleted]

Article 5 [Intentionally Deleted]    SECURITY DEPOSIT

Article 6 See Section 48.6              UTILITIES

               6.1 Tenant shall pay all charges for utility services furnished to the Premises during the term, together with all taxes thereon as set forth on the purveyors' bills and shall indemnify Landlord and the Center from and against any such charges or liens arising therefrom.

               6.2 Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the air conditioning, electrical, heating and plumbing systems. Tenant shall not overload any of the mechanical, electrical, plumbing, sewer or other utility equipment. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises and no such failure or interruption shall entitle Tenant to terminate this Lease or to an abatement of any rent due hereunder.

Article 7 See Section 48.7     PAYMENT OF TAXES

               7.1 Tenant shall pay, not later than ten (10) days prior to delinquency, all real property taxes levied or assessed by any taxing or assessing authority upon, against or with respect to the Premises. The term "real property taxes" shall include (i) all taxes, assessments and governmental charges and surcharges (including, without limitation, assessments for public improvements or benefits whether or not commenced or completed during the term of this Lease, or for water, sewer, or storm drains, and other rents, rates, charges, excises, levies, license fees, service fees, use fees, permit fees and other authorization fees) and all other charges (in each case, whether general or special, ordinary or extraordinary, foreseen or unforeseen) of every kind and character (including all penalties and interest thereon), levied upon or with respect to the Premises, (ii) any tax or excise on or measured by rents, and
(iii) any other tax, however described, levied against Landlord or Tenant on account of the rent reserved hereunder or on the business of renting the Premises. Without limiting the generality of the foregoing, real property taxes shall include any assessment by any governmental authority pursuant to any enabling statute (such as, for example an "SB 55 Assessment") or payment to retire bonds or other indebtedness created by a special assessment district, an improvement district or other governmental authority (such as, for example, 1911 Act and 1915 Act Bonds). Notwithstanding anything to the contrary in the foregoing, "real property taxes" shall not include franchise, estate, inheritance, succession, capital levy, net income or excise profits taxes imposed upon Landlord, except that if real property taxes are withdrawn in whole or in part and any substitute tax is made therefor, such tax shall for the purpose of this Lease be considered a real property tax, regardless of how denominated or the source from which collected. Tenant shall, not later than the delinquency date for any real property tax, furnish to Landlord a copy of the receipted tax bill or other documentary proof of said payment. Tenant appoints Landlord as its attorney-in-fact for the purpose of performing, at Tenant's sole cost, all acts necessary to cause the Premises to be separately assessed, and Tenant agrees to pay to Landlord, within ten (10) days after the date of billing, all costs reasonably incurred by Landlord in performing such acts.

               7.2 Tenant shall be responsible for and shall pay not later than ten (10) days prior to delinquency all municipal, county and state taxes, levies and fees of every kind and nature, including but not limited to, general or special assessments, assessed during the term of this Lease against any leasehold interest, leasehold improvement and all furniture, fixtures, equipment and other personal property of any kind placed, installed or located within, upon or about the Premises. Tenant shall cause all taxes imposed upon any personal property situated in the Premises to be levied or assessed separately from the Premises and not as a lien thereon. Upon request of Landlord, Tenant shall, not later than the delinquency date for any such tax, furnish to Landlord documentary proof of payment of said tax.

               7.3 If at any time during the term any of the above-described taxes are not levied and assessed separately to Tenant, Tenant shall pay to Landlord (a) that portion of such taxes assessed against the land underlying the tax parcel which the gross area of the land underlying the Premises bears to the gross area of the entire tax parcel; plus (b) that portion of such taxes assessed against the improvements included within the tax parcel which the valuation assigned by the taxing authorities to the Premises bears to the valuation so assigned to all improvements included within such tax parcel; plus
(c) with respect to the other types of taxes, a reasonable proportion thereof as determined by Landlord. If separate valuations as to the Premises, the improvements thereto and Tenant's personal property in the Premises are not reasonably available to Landlord, then the reasonable determination by Landlord in good faith, from the best information reasonably available to it, of the portion of such taxes assessed against the Premises, the improvements thereto and Tenant's personal property in the Premises shall be conclusive. If the Premises, the improvements thereto and Tenant's personal property in the Premises are not separately assessed and taxed, then such taxes shall be paid to Landlord within ten (10) days after Tenant's receipt of Landlord's invoice therefor.

               7.4 Provided that the Premises are separately assessed and taxed, Tenant may, at Tenant's sole risk and cost, contest the amount and/or validity of applicable taxes by appropriate legal proceedings; provided, however, that said right shall be availed of only upon condition that Tenant shall indemnify and hold Landlord and the Center harmless from all losses, costs and expenses, including but not limited to, Landlord's reasonable attorneys' fees and court costs, which in any manner arise from or with respect to such contest and upon further condition that Tenant shall take all actions required to prevent the loss or forfeiture of the Center or any part thereof. The foregoing shall not, however, relieve, modify, or extend Tenant's covenant to pay any such taxes at the time and in the manner provided in this Article unless such proceedings operate to prevent the sale of the Center or any part thereof or the placing of any lien thereon to satisfy such taxes prior to the final determination of such proceedings. Upon termination of such proceedings, Tenant shall promptly pay all taxes then payable and the interest and penalties in connection therewith, and the charges accruing in such proceedings.

               7.5 All taxes for the first and last lease year of this Lease shall be prorated between Landlord and Tenant on the basis of the fiscal year of the appropriate governmental authority. Taxes which are levied on a fiscal year basis shall be deemed to apply one-twelfth (1/12) to each calendar month in such fiscal year.

Article 8 See Section 48.8   MAINTENANCE AND REPAIR

               8.1 Except as provided in Sections 8.2 and 8.3 and Articles 17 and 18, Tenant at its expense shall keep in good order, condition, and repair (including replacement of parts and equipment, if necessary) the Premises and every part thereof and all equipment, (including all heating, ventilating and air conditioning equipment unless the first paragraph of Section 8.03 applies) trade fixtures, furnishings and other personal property in the Premises or serving the Premises, and shall furnish and repair all expendables (soap, towels, etc.). Tenant shall promptly at Tenant's cost make all repairs necessary to maintain the Premises in good condition. Tenant shall provide whatever treatment may be necessary, as often as may be required, to keep the Premises neat and attractive.

               On the last day of the term hereof, or on any sooner termination of this Lease, Tenant shall, subject to the provisions of Articles 17 and 18, surrender the Premises to Landlord in good condition, ordinary wear and tear to the wall covering, carpet and other floor covering in the Premises excepted.

               8.2 [Intentionally Deleted]

               8.3 [Intentionally Deleted]

               8.4 Tenant shall also be responsible to insure that all truck loading areas and loading doors which constitute a part of the Premises, if any, are not unreasonably damaged and do not accumulate litter or debris as a result of deliveries to and pickups from Tenant. Any unreasonable costs borne by Landlord (i.e., any costs of work performed by Landlord over and above Landlord's standard work with respect to the Common Facilities) to keep such areas clean and in working order shall be billed by Landlord to Tenant and Tenant shall pay the same within ten (10) days after receipt of an invoice from Landlord.

Article 9 See Section 48.9   ALTERATIONS AND FIXTURES

               9.1 Tenant shall not make any alterations, additions or improvements (including maintenance and repairs) ("alterations") of or to the Premises without the prior written consent of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, Tenant shall not make any alterations to the exterior of the Premises, to any structural component of the Premises or to the electrical, mechanical, plumbing or heating, ventilating and air conditioning systems servicing the Premises without the prior written consent of Landlord. All alterations to the roof top elements of the Premises must comply with Landlord's standard plans and specifications for such elements on the Building, which plans are available from Landlord on request. Tenant expressly agrees that Landlord may disapprove any alterations of roof top elements that do not comply with Landlord's standard plans. Landlord may impose such additional condition(s) to its consent to any alteration as Landlord deems reasonable, including, but not limited to, a requirement that all work be covered by a lien and completion bond in an amount equal to one and one-half times the estimated cost of the work. Any request for consent shall be made in writing and shall contain architectural plans describing such work in reasonable detail satisfactory to Landlord. Failure of Landlord to respond to such request within sixty (60) days after receipt of a complete set of such architectural plans shall be deemed approval of such request. Tenant, at Tenant's cost, shall prepare or cause to be prepared and shall deliver to Landlord within thirty (30) days after completion of such work a detailed set of "as-built" plans and specifications reflecting the alterations to the Premises constructed by Tenant.

               All alterations of or to the Premises shall be scheduled through the office of the Center and shall otherwise be completed in accordance with the applicable provisions of Exhibit "D" attached hereto. All alterations of or to the Premises shall become the property of Landlord and shall be surrendered with the Premises at the end of the term. Landlord may, however, by written notice to Tenant given at least thirty (30) days prior to the end of the term, require Tenant to remove all alterations installed or constructed by Tenant and to repair any damage to the Premises resulting from such removal, all at Tenant's sole cost and expense.

               All alterations to the Premises shall be at least equal to the original work in quality. The adequacy of such work shall be determined by Landlord as measured by the same standards used for original construction. Tenant shall be responsible for determining that the Premises comply with the provisions of this Lease, all matters of record affecting the Premises, all applicable governmental requirements, and all exterior architectural design, location and color criteria as approved by Landlord. All work shall be performed only by a licensed, bonded contractor approved in advance by Landlord, and shall be made only at such time or times as shall be approved by Landlord. Tenant shall indemnify and save harmless Landlord against all actions, claims, and damages by reason of Tenant's failure to comply with any of the foregoing provisions.

               The approval by Landlord of any specifications, working drawings or other plans for alterations to be made by Tenant of or to the Premises, whether upon commencement of possession by Tenant of the Premises or at any other time during the term of this Lease, shall not be deemed to be a representation or warranty by Landlord as to the adequacy or sufficiency of such specifications, working drawings or other plans or of the improvements or construction contemplated thereby for any use or purpose. By its approval thereof, Landlord assumes no liability or responsibility therefor, or for any defect in any improvements or construction made pursuant thereto.

               Before commencement of any work of improvement in the Premises, Tenant shall give Landlord thirty (30) days written notice thereof, specifying precisely the expected date of commencement. Landlord may maintain in the Premises such notices of non-responsibility or other notices as may be necessary to protect Landlord against liability for liens and claims.

               9.2 All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions installed by Tenant at its expense shall be the property of Tenant and may be removed by Tenant at any time during the last thirty (30) days of the term if Tenant is not in default hereunder, provided that Tenant repairs any damage to the Premises caused by such removal. On the expiration of the term, or on any earlier termination of this Lease, Tenant shall remove all such personal property, etc., in accordance with the provisions of Article 22.

Article 10              USE OF PREMISES; HAZARDOUS MATERIALS
See Section 48.10

               10.1 Tenant shall use the Premises only for the purpose specified in the applicable Basic Lease Provision and for no other purpose without the prior written consent of Landlord. Tenant shall not use the Premises in violation of any applicable law, ordinance or governmental regulation or of the certificate of occupancy issued for the Premises, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any applicable law, ordinance or governmental regulation or of said certificate of occupancy. Tenant shall promptly comply with all protective covenants and architectural standards applicable to the Premises and all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction over the Premises, or any applicable insurance underwriters.

               Tenant shall not do or permit anything to be done in or about the Premises which will interfere with the rights of other occupants of the Center, or injure or annoy them, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance or commit any waste in, on or about the Premises. Tenant shall not (a) place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry, (b) attach or hang any object or item from the ceiling or roof of the Premises or any structural component of the Premises without Landlord's prior written consent thereto, (c) use an electric cart or any other vehicle, excluding automobiles, in the Center except as previously approved by Landlord in writing, or (d) violate any mandatory restrictions imposed by any governmental authority with respect to conservation of energy, water, gas or electricity or reduction of automobile or other emissions or any rules of Landlord adopted in compliance therewith. Tenant shall not do or permit to be done anything which will injure the Premises or invalidate or increase the cost of any insurance policy(ies) covering the Premises, the Center and/or property located therein. Tenant shall maintain no outside storage. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for any such policy maintained by Landlord by reason of Tenant's failure to comply with the provisions of this Article.

               10.2 Notwithstanding the foregoing, Tenant may contest any governmental requirement or alleged violation thereof, so long as Landlord's interest in the Premises and the Center are not thereby adversely affected, and Landlord shall, at Tenant's request, join in such contest if its participation is necessary, but at no expense to Landlord. If any security must be posted, or any order must be obtained to forestall compliance with such requirement pending the determination of such contest, Tenant shall post such security or shall obtain such order prior to commencing such contest and such action shall be a condition to Tenant's right to contest. If such contest is finally determined adversely to Tenant, Tenant shall promptly comply with the requirement(s) determined to be applicable to the Premises and shall indemnify and hold Landlord harmless from all liabilities, damages, costs (including costs and attorneys' fees incurred or awarded in such contest) and expenses occasioned by any non-compliance by Tenant and any delay in effecting compliance, including any delay occasioned by a contest determined adversely to Tenant.

               10.3 Without limiting the generality of Section 10.01, Tenant covenants and agrees that Tenant, its employees, agents and other third parties entering upon the Center at the request or invitation of Tenant shall not bring into, maintain upon or release or discharge in or about the Center any hazardous or toxic substances or hazardous waste (collectively, "hazardous materials"). The foregoing covenant shall not extend to substances typically found or used in general office and administrative environments so long as (a) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (b) such substances and any equipment which generates such substances are used and stored strictly in accordance with all applicable laws and regulations, the highest standards prevailing in the industry for such substances and the manufacturers' instructions therefor, (c) such substances are not disposed of in or about the Center in a manner which would constitute a release or discharge thereof and (d) all such substances and any equipment which generates such substances are removed from the Center by Tenant upon the expiration or earlier termination of this Lease.

               In the event that Tenant proposes to conduct any use or to operate any equipment which will or may utilize or generate a hazardous material other than as specified in the first paragraph of this Section, Tenant shall first in writing submit such use or equipment to Landlord for approval. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this Section, including the removal, clean-up and indemnification obligations imposed upon Tenant by this Section. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices and other communications received by Tenant with respect to any actual or alleged release or discharge of any hazardous material in or about the Premises or the Center and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of hazardous material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Center.

               In the event that Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with the two immediately preceding sentences shall not relieve Tenant of any obligation of Tenant pursuant to this Section.

               Upon any violation of the foregoing covenants, Tenant shall be obligated, at Tenant's sole cost, to clean-up and remove from the Center all hazardous materials introduced into the Center by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any lender, owner or governmental authorities having jurisdiction, and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Article 13 shall include the right to enter, inspect and test the Premises for violations of Tenant's covenants herein. If any governmental authority or lender shall require testing for hazardous materials in the Premises, then Tenant shall reimburse Landlord for all costs of such testing upon demand as additional rent due hereunder.

               Tenant shall indemnify, defend and hold harmless Landlord, its partners, and its and their successors, assigns, partners, directors, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including reasonable attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into or about the Center by Tenant or anyone for whom Tenant is responsible of any hazardous materials, (ii) the usage, storage, maintenance, generation, production, disposal, release or discharge by Tenant or anyone for whom Tenant is responsible of hazardous materials in or about the Center, (iii) the discharge or release in or about the Center by Tenant or anyone for whom Tenant is responsible of any hazardous materials, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use, introduction, production, storage, generation, disposal, disposition, release or discharge by Tenant or anyone for whom Tenant is responsible of hazardous materials in or about the Center, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants of this Section. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

               Upon any violation of the foregoing covenants Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those set forth in Article 20. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option, (A) immediately terminate this Lease or (B) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant notwithstanding any earlier expiration date of the term of this Lease. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section.

               As used in this Section, "hazardous materials" shall include asbestos, all petroleum products and all hazardous materials, hazardous wastes and hazardous or toxic substances as defined or designated in or pursuant to the comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) (including specifically any element, compound, mixture or solution), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), and California Health and Safety Code Section 25316, including such hazardous or toxic substances or wastes as are identified, defined or listed elsewhere where such identifications, definitions or lists are incorporated into such acts or code section by reference, as well as all products containing such hazardous substances. In addition, "hazardous materials" shall include any substance designated pursuant to the Clean Water Act (33 U.S.C. Sections 1321 et seq.), any hazardous waste having the characteristics identified under or listed pursuant to the Solid Waste Disposal Act, (42 U.S.C. Sections 1317(a), et seq.), any hazardous air pollutant listed under Section 112 of the Clean Air Act (42 U.S.C. Sections 7412, et seq.) and any imminently hazardous chemical substance or mixture with respect to which the Administrator of the Environmental Protection Agency has taken action pursuant to Section 7 of the Toxic

Substances Control Act (15 U.S.C. Sections 2606, et seq.). The term also includes, but is not limited to, polychlorinated biphenyls, urea formaldehyde or related substances. By its signature to this Lease, Tenant confirms that it has conducted its own examination of the Premises with respect to hazardous materials and accepts the same "AS IS" and with no hazardous materials present thereon.

               Within 180 days prior to the expiration of this Lease (or within thirty (30) days after any earlier expiration), Landlord may at its election retain a hazardous materials consultant to conduct a survey or audit of the Premises to determine whether or not hazardous materials introduced by Tenant or its agents, employees or contractors are present in or about the Premises. Tenant shall cooperate fully with Landlord and such consultant in the conduct of any such survey or audit and shall reimburse Landlord, as additional rent, for the reasonable costs and fees of such consultant within ten (10) days after receipt of Landlord's invoice therefor. If the audit or survey discloses the presence of hazardous materials introduced by Tenant or its agents, employees or contractors, the fourth, fifth and sixth paragraphs of this Section 10.3 shall apply to such hazardous materials and Tenant's obligations with respect thereto.

               The covenants contained in this Section 10.3 shall survive the expiration or any earlier termination of this Lease.

Article 11 See Section 48.11    ACCEPTANCE OF PREMISES

               Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose. Taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in satisfactory condition and in conformity with the provisions of this Lease in all respects, except as to any items as to which Tenant shall give Landlord a written punchlist in reasonable detail within fifteen (15) days after Tenant takes possession. Landlord shall promptly correct any actual defects of which it is so notified. Nothing contained in this Article shall affect the commencement of the term or the obligation of Tenant to pay rent hereunder.

Article 12                         LIENS

               Tenant shall keep the Premises free from any mechanic's liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorney's fees incurred by Landlord in connection therewith. If any such lien shall be filed against the Premises, Tenant shall notify Landlord promptly and shall either cause the same to be discharged of record within twenty (20) days after the date of filing of the same or, if Tenant in good faith determines to contest such lien, Tenant shall furnish such security as may be necessary to (a) prevent any foreclosure proceedings against the Premises during the pendency of such contest, and (b) cause Chicago Title Insurance Company to remove such lien as a matter affecting title to the Premises on a preliminary title report with respect thereto.

Article 13 See Section 48.12    ENTRY AND INSPECTION

               Landlord and its agents may at all reasonable times during normal business hours and at any time in case of emergency, enter upon the Premises for the purposes of (a) inspecting the same, and protecting the interest therein of Landlord, and (b) taking all required materials and equipment into the Premises, and performing all work therein which Landlord is required or permitted to perform hereunder, (c) maintaining any service provided by Landlord to Tenant hereunder and (d) posting notices of nonresponsibility, all without rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned. Landlord and its agents may also enter and/or pass through the Premises, at reasonable times during normal business hours, to show the Premises to holders of encumbrances on the interest of Landlord, to prospective purchasers, mortgagees or lessees of the Building. During the six (6) months prior to the expiration date of this Lease, Landlord may exhibit the Premises to prospective tenants. Landlord may also enter on and/or pass through the Premises at such times as shall be required by circumstances of emergency. If during the last month of the term hereof Tenant has removed substantially all property and personnel from the Premises,

Landlord may enter the Premises and repair, alter and redecorate the same, without abatement of rent and without liability to Tenant.

               Nothing contained herein shall constitute an actual or constructive eviction or relieve Tenant of any obligation with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority. Nothing contained herein shall impose upon Landlord any obligation to Tenant except as specifically provided in this Lease.

Article 14 See Section 48.13    ASSIGNMENT AND SUBLETTING

               14.1 Tenant shall not, either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees, or sublet the Premises or any portion thereof, without Landlord's prior written consent in each instance. Consent by Landlord to one or more assignments or to one or more sublettings shall not operate to exhaust Landlord's rights under this Section. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord, terminate all or any subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation which, under then current guidelines published by the Commissioner of Corporations, is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment under this Article. Tenant agrees to reimburse Landlord, as additional rent, for Landlord's reasonable costs and attorneys' fees incurred in connection with processing and documentation of any requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in the Premises.

               14.2 If Tenant desires to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; and (iv) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee, including but not limited to a balance sheet of the proposed subtenant or assignee as of a date within 90 days prior to such submission to Landlord.

               14.3 Within thirty (30) days after Landlord's receipt of the last of the information specified in Section 14.2, Landlord may by written notice to Tenant elect to (i) consent to the subletting or assignment upon the terms and to the subtenant or assignee proposed; (ii) refuse to give its consent; or (iii) terminate this Lease as to the portion (including all) of the Premises so proposed to be subleased or assigned with a proportionate reduction in the rent payable hereunder. If Landlord elects to proceed under clause (iii), Tenant shall be relieved of its obligations under this Lease to the extent of the area deleted from the Premises. In the event that Landlord does not elect to proceed under clause (iii), Landlord shall not unreasonably withhold its consent provided that the financial condition and quality of use of the proposed subtenant or assignee are reasonably acceptable to Landlord. Landlord may also consent to a proposed subletting or assignment subject to such conditions as Landlord reasonably deems appropriate. No assignment or subletting consented to by Landlord shall impair or diminish any covenant, condition or obligation imposed upon Tenant by this Lease or any right, remedy or benefit afforded Landlord. If Landlord consents or does not exercise any option set forth herein within said thirty (30) day period, Tenant may within sixty (60) days after the expiration of said thirty (30) day period enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions described in the information required to be furnished by Tenant to Landlord, or upon other terms not less favorable to Tenant; provided, however, that any material change in such terms shall be subject to Landlord's consent as provided herein, and provided further that any amount to be paid to Landlord by Tenant pursuant to Section 14.4 shall be paid to Landlord upon the consummation of such transaction.

               14.4 In connection with any assignment or subletting, Landlord shall be entitled to receive, in the case of a subletting, all rent (however denominated and paid) payable by the subtenant to Tenant in excess of that payable by Tenant to Landlord pursuant to the other provisions of this Lease and, in the case of an assignment, all consideration given, directly or indirectly, by the assignee to Tenant in connection with such assignment. For the purposes of this clause, "rent" shall mean all consideration paid or given, directly or indirectly, for the use of the Premises or any portion thereof. "Consideration" shall include money, services, property or any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates and the like. "Sublet" and "sublease" shall include a sublease as to which Tenant is sublessor and any sub-sublease or other subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Landlord, and as to which Tenant receives any consideration, as defined in this Section, and Tenant shall require in any sublease which it executes that Tenant receive the profit from all sub-subtenancies, irrespective of the number of levels thereof. The rent or other consideration to be passed through to Landlord pursuant to this clause shall be paid to Landlord promptly upon receipt by Tenant and shall be paid in cash, irrespective of the form in which received by Tenant. If any rent or other consideration received by Tenant from a subtenant or assignee is in a form other than cash, Tenant shall pay to Landlord in cash the fair value of such consideration. Landlord and Tenant agree that the payment required by this Section represents payment for Landlord's property rights in and to the leasehold estate hereby created. Moreover, nothing contained in this
Section 14.4 shall be deemed or construed to permit any sub-subletting of all or any portion of the Premises. Any such sub-subletting shall be only with the prior written consent of Landlord, and it is Landlord's policy not to permit any sub-subletting.

               14.5 [Intentionally Deleted]

               14.6 No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant. The acceptance of any payment due hereunder by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

Article 15 See Section 48.14    INSURANCE PROVISIONS

               15.1 Tenant shall at all times during the term and at its cost, maintain in full force and effect a policy or policies of insurance which afford the following coverages:

                      (a) Worker's Compensation in the statutorily required amount, including employer's liability with a liability amount not less than $1,000,000 per occurrence.

                      (b) Comprehensive General Liability Insurance with a liability amount not less than $3,000,000 combined single limit for both bodily injury and property damage, including blanket contractual liability, broad form property damage, personal injury, completed operations, products liability, host liquor liability (or liquor liability, if applicable) and owned and non-owned automobile coverage.

               The minimum limit on the coverage provided pursuant to paragraph
(b) above shall be adjusted upward or downward at the expiration of each third lease year as follows: Not less than sixty (60) days prior to the relevant adjustment date, Landlord shall request such insurance brokerage firm as is then placing insurance for Landlord (the "Reviewing Broker") to review Tenant's then existing liability insurance coverage, to review the then use of the Premises and the claims history with respect thereto and to recommend, in writing, the amount of coverage to be carried by Tenant. Such recommendation shall be based upon the then use of the Premises and the liability claims history with respect to the Premises and shall be certified to be consistent with amounts of coverage generally recommended by such Reviewing Broker for similar types of users of property with uses similar to that of the Premises in the geographical area which includes the Premises. If the Reviewing Broker shall recommend an increase(s) or decrease(s) in the amount of coverage then provided by Tenant, Tenant shall promptly increase or decrease its coverage to the recommended amount(s). In no event shall there be any reduction in the amounts of coverage provided by Tenant under paragraph (b) below the initial amounts set forth herein, notwithstanding any recommendation by the Reviewing Broker.

               Landlord, and any other persons designated by Landlord, shall be added as additional insureds pursuant to such policies (although they shall not have any obligations as "named" insureds therein). The insurance required by this Article shall be the primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not contributory. Each policy providing coverage required by paragraph (b) shall contain an endorsement providing, in substance, that "such insurance as is afforded hereby for the benefit of [Landlord] shall be primary and any insurance carried by [Landlord] shall be excess and not contributory." In no event shall the limits of any coverage maintained by Tenant be considered as limiting the liability of Tenant pursuant to this Lease.

               15.2 Tenant shall at all times during the term and at its cost, maintain in effect policies of insurance covering (a) the Premises, providing protection against any risk included within the classification "All Risk," including but not limited to insurance against sprinkler leakage, vandalism, malicious mischief and flood (in the event the same is required by a lender having a lien on the Premises), such insurance to be in an amount not less than the full replacement value thereof, which shall be determined at the time the policy is initially obtained, and not less frequently than once every three (3) years thereafter; and (b) all tenant improvements on or in the Premises, providing protection against any risk included within the classification "All Risk," including but not limited to insurance against sprinkler leakage, vandalism and malicious mischief, such insurance to be in an amount not less than the full replacement value of such improvements, which shall be determined at the time the policy is initially obtained, and not less frequently than once every three (3) years thereafter; (c) all personal property of Tenant located in or at the Premises, including but not limited to fixtures, furnishings, equipment and furniture, in an amount not less than their full replacement value, providing protection against any peril included within the classification "All Risk," including but not limited to insurance against sprinkler leakage, vandalism and malicious mischief; and (d) business interruption insurance assuring that all rent payable hereunder will be paid for a period of twelve
(12) months if the Premises are destroyed or rendered inaccessible by a risk insured against by an All Risk policy, with any endorsements required by this Section.

               The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the Premises, tenant improvements and personal property so insured. Upon any termination of this Lease pursuant to
Article 17, the proceeds, if any, of the insurance provided for in clauses (a),
(b) and (d) of this Section shall be retained by Landlord and the proceeds, if any, of the insurance provided for in clause (c) shall be retained by Tenant.

               15.3 All insurance required to be carried by Tenant shall be with companies rated A:VIII, or better, in the then most recent version of Best's Key Rating Guide. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time when such insurance is required, and thereafter at least thirty (30) days prior to the expiration or renewal date of any policy maintained by Tenant, copies of the policies or certificates evidencing such insurance. All policies and certificates delivered pursuant to this Article shall contain liability limits not less than those set forth herein, shall list the additional insureds and shall specify all endorsements and special coverages required. Each policy shall contain a provision requiring not less than thirty (30) days written notice to Landlord prior to any cancellation, non-renewal or material amendment thereof. For the purposes of this Article, "term" and "term of this Lease" shall mean the period from the Commencement Date through the later of the expiration or termination of the Lease term or the date Tenant surrenders possession of the Premises to Landlord.

               15.4 Landlord shall at all times during the term maintain in full force and effect a policy or policies of comprehensive liability insurance insuring against loss, damage or liability for injury to or death of any person or loss or damage to property occurring in the Common Facilities (as defined in Exhibit "B" hereto) or in the public areas of the Building, with not less than $2,000,000.00 combined single limit. Landlord or any first mortgagee with an interest in the Center may from time to time require that such insurance limits be increased to a level which Landlord or any such first mortgagee reasonably deems necessary for full and adequate protection. Landlord shall also at all times during the term maintain in full force and effect a policy or policies of fire insurance with an extended coverage endorsement, and Landlord may maintain such other coverage and endorsements, including, but not limited to, "All Risk," vandalism, malicious mischief and earthquake insurance, as Landlord deems necessary or desirable (but exclusive of coverages required to be maintained by Tenant under Section 15.2 above), in an amount equal to not less than ninety percent (90%) of the replacement cost of the Premises and the Building, all improvements constructed thereon and any additions thereto or replacements thereof, exclusive of foundation and excavation costs, together with loss of rent insurance covering losses by perils covered by the aforementioned insurance in amounts not less than one year's full rent, the proceeds of which shall be payable to Landlord and any first mortgagee, as their interests may appear. Said property insurance shall not contain a coinsurance or contribution provision, but will contain replacement cost endorsements and deductibles. The cost of all insurance obtained by Landlord hereunder shall be included in Total Operating Expenses (as defined in Exhibit "B" hereto).

               15.5 Landlord and Tenant each hereby waives all rights of recovery against the other and against any other occupant of the Center and against the officers, employees, agents, representatives and business visitors of such other party and of such other occupant, for loss of or damage to such waiving party or to its property or the property of others under its control, arising from any cause insured against under any policy of insurance required to be carried by such waiving party pursuant to this Lease (or any other policy of insurance carried by such waiving party in lieu thereof) or actually carried by such waiving party at the time of such loss or damage. The foregoing waiver shall be effective whether or not a waiving party actually obtains and maintains the insurance which such waiving party is required to obtain and maintain pursuant to this Lease (or any substitute therefor). Landlord and Tenant shall, upon obtaining the policies of insurance which they are required hereunder to maintain or otherwise maintain, give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

               15.6 To the fullest extent permitted by law, Tenant shall indemnify and hold harmless Landlord, its agents and employees and all partners, owners and affiliates of Landlord and the owner of the Center from and against all liabilities for any damage or injury (including, without limitation, loss of life) to any person or property in or about the Center arising from the use of the Premises or the Center by Tenant, its subtenants, assignees or licensees or the respective agents, employees or invitees of any of the foregoing persons, or any other persons permitted in the Premises or elsewhere in the Center by Tenant, or any of them. Such indemnification shall extend to liabilities arising from any activity, work, or thing done, permitted or suffered by Tenant or any such person in or about the Center and shall further extend to any liabilities arising from any default in the performance of any obligation on Tenant's part hereunder. "Liabilities" shall include all suits, actions, claims and demands and all expenses (including attorneys' fees and costs of defense) incurred in or about any such liability and any action or proceeding brought thereon. If any claim shall be made or any action or proceeding brought against Landlord on the basis of any liability described in this Section, Tenant shall, upon notice from Landlord, defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Provided, however, that nothing contained herein shall operate to relieve Landlord from any loss, damage, injury, liability, claim, cost or expense which it is determined by a court of competent jurisdiction was proximately caused by the sole negligence or willful misconduct of Landlord or its agents or employees.

               15.7 Neither Landlord nor its agents or employees shall be liable for any damage to property entrusted to Landlord's agents or employees in the Center, nor for loss of any property by theft. Neither Landlord nor its agents or employees shall be liable for any injury, death or damage which may be sustained by the person, goods, wares or property of Tenant, its employees, invitees or visitors or any other person in or about the Premises, or for loss or interruption of business, caused by or resulting from any peril which may affect the Premises, whether such damage or injury results from conditions arising in the Premises or in other portions of the Center or from other sources, unless solely and proximately caused by the negligence of Landlord, its agents or employees, as determined by a court of competent jurisdiction. Tenant, as a material consideration to Landlord, assumes all risk of damage to property and injury to or death of persons in or about the Center from any cause other than Landlord's sole negligence as determined by a court of competent jurisdiction and for damage to the Premises resulting from any act or negligence of any employee, agent, visitor or licensee of Tenant.

               15.8 Tenant acknowledges that it is aware that the Center is in an area designated as a "flood hazard area" by the Department of Housing and Urban Development.

Tenant may, but is not required to, obtain and maintain at Tenant's cost National Flood Insurance business and personal property coverage, available from private insurance companies to tenants in nonresidential buildings located in flood hazard areas. Such insurance may be required if Tenant obtains financing in connection with its business in the Premises from federally supervised, regulated or insured lenders. When seeking information on such insurance, Tenant should inform its insurance broker that (a) the Center is located in a designated "flood hazard area," (b) the Premises were constructed after 1974 in full compliance with the City of Costa Mesa's finish grading plans and "flood-proofing" criteria adopted to reduce damage from flooding buildings and their contents and (c) the actual finish floor elevation of the Premises is higher than the water surface elevation on the City of Costa Mesa flood plain maps covering the Center. Flood insurance maintained by Landlord with respect to the Premises, if any, shall not cover improvements made by Tenant or any property placed by Tenant in the Premises.

               15.9 Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building and of defects therein or in the fixtures or equipment therein.

Article 16              TRANSFER OF LANDLORD'S INTEREST

               Upon any transfer or transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing after the date of such transfer, including the obligation of Landlord under
Article 5 to return the security deposit as provided therein, provided such obligations are assumed in writing by the transferee. No holder of a mortgage or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale leaseback, shall be responsible in connection with the security deposited, or in connection with any other funds paid by Tenant hereunder, unless such mortgagee, holder of a deed of trust or landlord shall actually receive such funds. The covenants contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect of their respective periods of ownership of the landlord's interest in this Lease.

Article 17 See Section 48.15    DAMAGE OR DESTRUCTION

               17.1 If (a) the Building is damaged or destroyed to at least thirty-three and one-third percent (33-1/3%) of its then replacement value, or
(b) the Building is partially damaged or destroyed during the last year of the term, or (c) the Building is damaged and such damage is caused by a casualty not insured against by Landlord, then, in any such event, Landlord may elect to terminate this Lease effective as of the occurrence of the damage or destruction, by written notice within sixty (60) days after the occurrence. A total destruction of the Building shall terminate this Lease.

               17.2 Upon a partial destruction which does not result in a termination of this Lease pursuant to Section 17.1, Landlord shall repair the same to the extent of available insurance proceeds, provided such repairs can be made, in Landlord's opinion, within six (6) months after notice to Landlord of the occurrence of such damage, without the payment of overtime or other premiums, in conformity with all then applicable laws and regulations, and such partial destruction shall not void this Lease. If such repairs cannot, in Landlord's opinion, be made within such six (6) month period or if available insurance proceeds shall be insufficient to cover the cost of the repairs, Landlord may elect to make such repairs within a reasonable time and pay any cost in excess of available insurance proceeds with this Lease continuing in effect, or to not make such repairs. Landlord's election to make such repairs must be evidenced by written notice to Tenant within sixty (60) days after the occurrence of the damage. If Landlord does not so elect to make such repairs, this Lease may be terminated by either party by written notice to the other party given within fifteen (15) days after the expiration of the period for Landlord's election, with such termination to be effective as of the date of occurrence of the damage. During any repair by Landlord pursuant to this Section, Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the Premises, or part thereof, may be untenantable.

               17.3 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of the Premises. Landlord shall use its best efforts to effect such repairs or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy. All proceeds of



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

the insurance maintained pursuant to Sections 15.2 and 15.4 upon the Premises (but not Tenant's personal property therein) shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs hereunder. The restoration obligations of Landlord hereunder shall not include repair, restoration or replacement of Tenant's equipment or personal property or of any improvements installed by Tenant.

               17.4 Tenant waives the provisions of Section 1932, subdivision 2, and Section 1933, subdivision 4, of the California Civil Code and all comparable statutes or rules of law now or hereafter in effect with respect to any partial destruction which Landlord must or may elect to repair under this Article. The provisions of this Article constitute an agreed alternative method of dealing with damage or destruction of the Premises and are in lieu of the less comprehensive provisions contained in such statutory sections.

Article 18                       EMINENT DOMAIN

               18.1 If the entire Premises or greater than twenty-five percent (25%) of the Rentable Area of the Premises shall be taken under power of eminent domain, this Lease shall terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any taking shall be apportioned, and Tenant hereby assigns to Landlord any award made in such taking or condemnation together with all rights of Tenant in or to the same or any part thereof. However, nothing contained herein shall give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures of Tenant and/or for interruption of or damage to Tenant's business, provided that such award does not diminish the award to Landlord.

               18.2 If less than twenty-five percent (25%) of the Rentable Area of the Premises is so taken, rent shall be abated in proportion to the part of the Premises so taken, effective the date on which the condemning authority requires possession. Landlord shall restore the portion of the Premises remaining usable to as near its former condition as reasonably possible and this Lease shall continue in effect.

               18.3 Notwithstanding anything to the contrary in the foregoing, no temporary taking of the Premises or any part thereof, and/or of Tenant's rights therein shall terminate this Lease or give Tenant any right to any abatement of rent; any award to Tenant by reason of such temporary taking shall belong entirely to Tenant.

               18.4 A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking by eminent domain for all purposes under this Article.

Article 19 See Section 48.16    DEFAULTS

               Each of the following shall constitute a default hereunder by
Tenant:

                      (a) Abandonment of the Premises. Abandonment includes, but is not limited to, any absence by Tenant from the Premises for ten (10) days or longer.

                      (b) Failure by Tenant to make any payment required to be made by Tenant hereunder, as and when due. Landlord shall give Tenant three (3) business days' written notice of such default; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under
Section 1161, et. seq., of the California Code of Civil Procedure, as amended.

                      (c) Use by Tenant and/or Tenant's agents, employees, customers and invitees of parking spaces in the Common Facilities in excess of that number of Allocated Parking Spaces set forth in the applicable Basic Lease Provision, where such use continues for an aggregate of three (3) business days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure, as amended. Use of a parking space for any portion of a day shall be deemed use of the space for a full day for purposes of this subsection (c).

                      (d) Failure by Tenant to observe or perform any express or implied covenant or provision of this Lease to be observed or performed by Tenant, other than as specified in (a), (b) or (c) above, where such failure continues for an aggregate of five (5) business days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure, as amended; provided, further, that if the nature of such failure is such that more than five (5) business days are reasonably required for its cure, then Tenant shall not be in default if Tenant commences such cure within said five (5) business day period, and thereafter diligently prosecutes such cure to completion within fifteen (15) days after said notice.

                      (e) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a "debtor" under 11 U.S.C. Sec. 101 or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty
(30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts.

Article 20                          REMEDIES

               20.1 Upon any default by Tenant, Landlord, in addition to any other remedies available to Landlord, may exercise the following remedies:

                      (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant:

                              (i) All damages permitted by California Civil Code
Sec. 1951.2(a), including the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided and the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, brokers' fees incurred, reasonable attorneys' fees, and any other reasonable costs; and

                              (ii) At Landlord's election, such other sums in
addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used herein "rent" includes the basic annual rent and all other sums required to be paid by Tenant pursuant to this Lease. The "worth at the time of award" of the amounts due prior to the date of award shall be computed by allowing interest at the rate per annum determined pursuant to
Article 34 from the date such amounts accrued to Landlord. The worth at the time of award of amounts due after the date of award shall be computed by discounting such amounts at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

                      (b) Without terminating or effecting a forfeiture of this Lease or otherwise relieving Tenant of any obligation hereunder in the absence of express written notice of Landlord's election to do so, Landlord may enter and relet the Premises or any portion thereof at any time or from time to time and for such term(s) and upon such condition(s) and at such rental as Landlord deems proper. Whether or not the Premises are relet, Tenant shall pay to Landlord all amounts required hereunder up to the date that Landlord terminates Tenant's right to possession, and thereafter Tenant shall pay to Landlord, until the end of the term hereof, all rent and additional rent required hereunder. Payments by Tenant shall be due at the times provided in this Lease, and Landlord need not wait until the termination of this Lease to recover them in any manner. Reletting of the Premises or any portion thereof shall not relieve Tenant of any obligation hereunder. Proceeds received by Landlord from such reletting shall be applied: first, to any indebtedness other than rent due from Tenant; second, to costs of reletting; third, to the cost of any alterations and repairs to the Premises; fourth, to rent due and unpaid hereunder. Any residue shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. Should that portion of the proceeds received by Landlord from reletting applied to payment of rent hereunder be less than the rent payable by Tenant hereunder during any month, Tenant shall pay such deficiency to Landlord immediately upon demand. Landlord may execute any lease hereunder in its own name, and the lessee thereunder shall have no obligation to see to application by Landlord of proceeds received by Landlord, nor shall Tenant have any right to collect such proceeds. Landlord shall not by any re-entry or other act be deemed to accept any surrender by Tenant of the Premises or be deemed to terminate this Lease or to relieve Tenant of any obligation hereunder, unless Landlord gives Tenant express written notice of Landlord's election to do so.

                      (c) Landlord may, at any time, terminate this Lease by express written notice to Tenant of its election to do so. Such termination shall terminate Tenant's right to possession but shall not relieve Tenant of any obligation hereunder accrued prior to the date of termination. Upon such termination, Landlord may recover from Tenant the amounts determined pursuant to subsection (a) above.

               20.2 Any legal action by Landlord to enforce any obligation of Tenant or in pursuit of any remedy hereunder shall be timely filed if commenced prior to one (1) year after expiration of the term or prior to four (4) years after the cause of action accrues, whichever period expires later.

               20.3 In any action for unlawful detainer, the reasonable rental value of the Premises for the period of the unlawful detainer shall be the rent and additional rent reserved in this Lease for such period, unless Landlord or Tenant proves to the contrary by competent evidence.

               20.4 The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative, and, except as otherwise provided by California statutory law in effect at the time, Landlord may pursue any or all or such rights and remedies, at the same time or otherwise.

               20.5 No delay or omission of Landlord to exercise any right or remedy shall be a waiver of such right or remedy or of any default by Tenant hereunder. Acceptance by Landlord of rent or additional rent hereunder shall not be a waiver of any preceding breach or default by Tenant, other than the failure of Tenant to pay the particular rent or additional rent accepted, regardless of Landlord's knowledge of such preceding breach or default at the time of acceptance, or a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of such breach or default. Acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Article 19(d).

Article 21                     DEFAULT BY LANDLORD

               Landlord shall not be in default in performance of any obligation required of it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

Article 22          SURRENDER OF PREMISES; REMOVAL OF PROPERTY

               22.1 Upon expiration of the term or any earlier termination of this Lease, Tenant shall surrender possession of the Premises to Landlord in good condition, at Tenant's sole cost and expense, repairs which are Landlord's obligation excepted and ordinary wear and tear to wall covering, carpeting and other floor covering excepted. Without limiting the generality of the foregoing, upon expiration or earlier termination of this Lease, Tenant shall cause the ceiling and walls in the Premises to be in good condition and the wall covering, carpeting and floor covering in the Premises to be in good condition ordinary wear and tear excepted. Tenant shall also, without expense to Landlord, remove from the Premises all debris, all furniture, equipment, machinery, business and trade fixtures, moveable partitioning and other articles of personal property owned or installed by Tenant at its expense in the Premises (exclusive of any items described in Section 22.3) and all similar articles of any persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it. Tenant shall repair all damages to the Premises resulting from such removal. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord one or more instruments releasing to Landlord all right, title and interest of Tenant in and to the Premises.

               22.2 Whenever Landlord shall re-enter the Premises as provided in
Article 20, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the term (or within forty-eight (48) hours after a termination by reason of Tenant's default) shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same as provided in California Civil Code Sec. 1980 et seq. or as otherwise provided by law. Tenant waives all claims for damages caused by Landlord's re-entering and taking possession of the Premises or removing and storing the property of Tenant as provided herein, and no such entry shall be considered a forcible entry.

               22.3 All fixtures, equipment, alterations or additions attached to or built into the Premises prior to or during the term shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to Article 9. Such fixtures, equipment, alterations and additions shall include but not be limited to: all floor coverings, drapes, paneling, molding, doors, built-in cabinets, vaults, plumbing systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, and telegraph purposes, and any special flooring or ceiling installations.

Article 23                       COSTS OF SUIT

               23.1 If either party incurs any expense, including reasonable attorneys' fees, in connection with any action or proceeding instituted by either party by reason of any alleged default of the other party hereunder or for a declaration of the rights and obligations of the parties hereunder, or if Landlord incurs such expense in connection with collecting any amount due hereunder or enforcing any obligation of Tenant hereunder, the party prevailing, in the case of an action or proceeding, and Landlord in the case of such collection or enforcement, shall be entitled to recover such reasonable expenses from the other party. For purposes of this provision, in any action or proceeding instituted by Landlord based upon any default or alleged default by Tenant hereunder, Landlord shall be the prevailing party if (a) judgment is entered in favor of Landlord or (b) prior to judgment Tenant shall pay or agree to pay all or any portion of the rent and charges claimed by Landlord, eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Landlord to constitute a default by Tenant hereunder.

               23.2 Should either party ("First Party ") without fault on the part of First Party, be made a party to any litigation instituted by the other party ("Second Party") or by any third party against Second Party or by or against any person holding under or using the Premises under license from Second Party, or for the foreclosure of any lien for labor or material furnished to or for Second Party or any such other person or arising out of any act or transaction of Second Party or of any such other person, Second Party shall save and hold First Party harmless from any judgment rendered against First Party or the Premises, and all costs and expenses, including reasonable attorney's fees, incurred by First Party in or in connection with such litigation.

Article 24                           WAIVER

               Waiver by Landlord or Tenant of any breach of any provision hereof shall not be a waiver of such provision as to any subsequent breach of the same or any other provision hereof. Consent to or approval of any act by one of the parties shall not render unnecessary the obtaining of such party's consent to or approval of any subsequent act. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the expiration of this Lease, and delivery of the keys to any such employee shall not operate as a termination of this Lease or a surrender of the Premises.

Article 25 See Section 48.17    HOLDING OVER

               This Lease shall terminate without further notice upon expiration of the term. Any holding over by Tenant after such expiration shall not constitute a renewal or give Tenant any rights hereunder or in or to the Premises, except as otherwise herein provided. This Lease cannot be extended except by a writing signed by both parties. If Tenant holds over after expiration of the term, Landlord may, at its option, exercised by written notice to Tenant, treat Tenant as a tenant from month-to-month commencing on the first day following the expiration of this Lease and subject to the terms and conditions herein contained except that the basic monthly rental, which shall be payable in advance, shall be two hundred percent (200%) of the basic monthly rental in effect hereunder at the expiration date. All additional rent provided herein shall also be payable with respect to such month-to-month tenancy. Any such month-to-month tenancy shall be terminable at the end of any calendar month by either party by written notice to the other given not less than ten (10) days prior to the end of such month. If Tenant fails to surrender the Premises upon expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation any claims made by any succeeding lessee, or resulting from such failure to surrender, and Landlord shall be entitled to the benefit of all provisions of law respecting summary recovery of possession to the same extent as if statutory or other notice had been given, without requirement of giving such statutory or other notice.

Article 26 See Section 48.18    SUBORDINATION

               At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, any first mortgage or first deed of trust which now or hereafter affects the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant shall, upon written request of Landlord, execute and deliver such instruments as may be required to subordinate the rights of Tenant under this Lease to such ground or underlying leases or to the lien of any such first mortgage or first deed of trust, or, if requested by Landlord, to subordinate any ground or underlying lease or the lien of any such first mortgage or first deed of trust to this Lease. Tenant appoints Landlord as its attorney-in-fact for the term of this Lease to execute on behalf of Tenant any such instruments. Notwithstanding any subordination, so long as Tenant is not in default hereunder, this Lease shall not be terminated nor shall Tenant's quiet enjoyment of the Premises be disturbed in the event of termination of any such ground or underlying lease or the foreclosure of any such first mortgage or first deed of trust. In the event of such termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions contained in this Lease, and shall execute any instrument reasonably required by such successor for such purpose.

               If in connection with any attempt by Landlord to obtain financing to construct the Premises, or permanent financing upon completion of construction, the prospective lender shall request modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially and adversely affect the leasehold interest hereby created.

Article 27                 RULES AND REGULATIONS

               The Rules and Regulations attached hereto as Exhibit "C" by this reference are hereby incorporated herein and made a part hereof. Tenant agrees to abide by said Rules and Regulations and any reasonable and non-discriminatory amendments and/or additions thereto as may be adopted and published by written notice to tenants by Landlord. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant. Any amendment to the Rules and Regulations shall be effective upon delivery of a copy thereof to Tenant. Tenant shall be responsible for compliance with such rules and regulations by its employees, agents and business visitors.

Article 28                     DEFINED TERMS

               "Landlord" and "Tenant" include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Tenant, the obligations imposed upon



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

Tenant shall be joint and several. Headings or titles to the articles of this Lease shall have no effect upon interpretation of any part hereof.

Article 29                SUCCESSORS AND ASSIGNS

               Subject to Article 14, this Lease shall bind the heirs, executors, administrators, personal representatives, successors and assigns of all parties. Nothing contained herein, however, shall be construed to confer upon any person other than Landlord and Tenant any rights or remedies under this Lease.

Article 30                   TIME OF ESSENCE

               Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Article 31                  ENTIRE AGREEMENT

               This Lease and the exhibits hereto cover in full all agreements whatsoever between the parties hereto concerning the Premises, the Building and the Center, and all preliminary negotiations and agreements with respect to the Premises, the Building and the Center, except those contained herein or therein, are superseded and of no further force or effect. No person, firm or corporation has had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant agrees that if any such representations or promises have been made, Tenant waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law, or custom to the contrary notwithstanding. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. No employee or agent of Landlord shall have authority, by letter, memorandum or other written communication, to amend, vary or delete any provision of this Lease.

Article 32                      WORK LETTER
See Section 48.19

               Landlord shall cause the interior of the Premises to be completed in accordance with the plans and specifications to be approved by both parties and upon the terms and conditions set forth in the Work Letter attached hereto as Exhibit "D" and Tenant agrees to perform all of its obligations therein at the times and in the manner therein provided.

Article 33            RIGHT OF LANDLORD TO PERFORM

               All covenants and agreements to be performed by Tenant under the terms of this Lease shall be performed at Tenant's sole cost and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in Article 19, Landlord may, but shall not be obligated so to do, make any such payment or perform any such other act on Tenant's part. Landlord's election to make such payment or perform such act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate per annum determined pursuant to Article 34 from the date of such payment by Landlord, shall be payable by Tenant to Landlord on demand as additional rent.

Article 34              LATE CHARGE AND INTEREST
See Section 48.20       ON TENANT'S OBLIGATIONS

               Landlord and Tenant acknowledge that failure by Tenant to pay amounts due hereunder when due shall cause Landlord to incur costs not otherwise provided for herein. Accordingly, Tenant shall pay to Landlord a late charge equal to the greater of 15% of the amount due and unpaid or $50.00 with respect to any payment due from Tenant hereunder not paid within ten (10) days after the date due. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest from the due date until paid, at a rate equal to five points in excess of the discount rate of the Federal Reserve Bank of San Francisco to member banks as in effect at the date such obligation is due. Payment of such late charge and such interest shall not excuse or cure any default by Tenant under this Lease.

Article 35 See Section 48.21    PAYMENTS AND NOTICES

               All amounts payable by either party hereunder to the other shall be paid in lawful money of the United States to the party entitled to receive the same at its address set forth in the applicable Basic Lease Provision or at such other address as a party may designate by notice to the other pursuant to this Article. All amounts to be paid by Tenant shall be paid without deduction or offset. All notices which Landlord or Tenant may be required to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid and return receipt requested, addressed as set forth in the applicable Basic Lease Provision, or, after the Commencement Date, to Tenant at the Premises whether or not Tenant has departed from the Premises, or addressed to such other addresses as either party may from time to time designate to the other in writing. Service of any written notice hereunder shall be complete upon personal delivery or if deposited in the United States properly addressed and postage prepaid, on the date of receipt or refusal indicated on the return receipt. If more than one tenant is named in this Lease, service of any notice upon any one of said tenants shall be service upon all tenants. Notices may also be sent by reputable overnight courier and shall be effective on the date indicated on such courier's delivery receipt.

Article 36                ESTOPPEL CERTIFICATES

               36.1 Tenant agrees, from time to time upon not less than twenty
(20) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, certifying that the same is in full force and effect as modified and stating the modifications), the dates to which the basic rent and additional rent have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant or agreement contained in this Lease and, if so, specifying each such default of which the signer has knowledge and the accuracy of any other statements as to Tenant or this Lease included in such statement or certificate. Any such statement delivered may be relied upon by any prospective purchaser of Landlord's interest in the Premises or any mortgagee thereof or any assignee of any mortgagee upon Landlord's interest in the Premises.

               36.2 Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, (c) not more than one month's rental has been paid in advance and (d) the other statements therein as to Tenant or this Lease are accurate.

Article 37              CENTER NAME AND ADDRESS

               Landlord may adopt any name it may select for the Center, and Landlord reserves the right at any time and from time to time to change the name and/or address of the Center and/or the Building. Tenant may use the name of the Center and/or Building as its advertised business address for its business in the Premises, but shall not use any such name for any other purpose. Tenant shall not acquire any property right in or to any such name or to any word combination which contains all or a part of such name as the result of such permitted use. Tenant shall not use the name of the Center and/or the Building, or any part thereof, at any other location (other than in an advertisement which lists Tenant's business conducted at the Premises) or after the termination or expiration of this Lease.

Article 38 See Section 48.22    BROKERS

               Landlord shall be responsible for a broker's commission to the broker(s), if any, identified in the applicable Basic Lease Provision, payable only at such time, in such amount and upon such terms as Landlord and such broker may agree in writing. Except as to such broker's commission, each party represents and warrants to the other that no broker's fee, finder's fee or other compensation of any kind is due to any person or entity in connection with this Lease. Each party shall defend, indemnify and hold the other harmless from and against all claims, causes of action and proceedings, and against all liabilities, costs (including attorneys' fees and costs of defense), expenses and damages incurred or awarded therein, which may be instituted by any broker, agent or finder, claiming through, under or by reason of the conduct of the indemnifying party in connection with this Lease.

Article 39                NON-DISCLOSURE OF LEASE TERMS

               The terms of this Lease are confidential and constitute proprietary information of Landlord and Tenant. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Center, and impair Landlord's relationship with other Center tenants. Each of Landlord and Tenant agree that they, and their respective partners, officers, directors, employees and attorneys shall not disclose the terms of this Lease to any other person except as required by law or the operations of their respective businesses (such as to their lenders and accountants). Damages would be an inadequate remedy for the breach of this provision by either party, and each shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach.

Article 40                    TENANT'S AUTHORITY

               Each individual executing this Lease on behalf of Tenant represents that the execution and delivery of this Lease on behalf of Tenant is duly authorized, in accordance with (if Tenant is a corporation) a duly adopted resolution of its Board of Directors or its By-laws, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, if Tenant is a corporation, at execution of this Lease deliver to Landlord a certified copy of a resolution of its Board of Directors or Executive Committee authorizing or ratifying such execution.

Article 41 See Section 48.23    NO OFFER; APPROVAL BY LENDER

               41.1 Neither the submission of this Lease to Tenant, nor execution and return to Landlord, shall create any interest of Tenant in the Premises or bind Landlord until Landlord executes and delivers this Lease to Tenant.

               41.2 [Intentionally Deleted]

Article 42 See Section 48.24    INABILITY TO PERFORM

               This Lease and the obligations of Tenant hereunder shall not be affected, impaired or excused because Landlord is unable to fulfill any obligation hereunder or is delayed in doing so by reason of any cause beyond the reasonable control of Landlord. Nothing contained in this Lease shall be construed as abridging Landlord's right to obtain specific performance of any covenant of Tenant contained herein.

Article 43 See Section 48.25    COMMON FACILITIES

               43.1 Landlord shall, at Landlord's cost, construct the Common Facilities (as defined in Exhibit "B") of the Center. Landlord may construct the Center and the Common Facilities in phases or stages and not all Common Facilities of the Center may be constructed by the Commencement Date. Notwithstanding the foregoing, however, Landlord has constructed or shall construct prior to the Commencement Date such portions of the Common Facilities as shall be reasonably required (a) to provide ingress and egress to the Premises and the parking associated therewith from one or more public streets adjacent to the Center and (b) to provide to the Premises its Allocated Parking Spaces located within the Common Facilities. Except as otherwise specifically provided herein, Landlord shall cause all "Common Facilities" to be constructed, operated, maintained, repaired, lighted, cleaned and equipped during the term of this Lease in such manner and at such times as Landlord determines to be appropriate.

               43.2 Landlord may make changes from time to time in the size, shape, location, and extent of the Common Facilities, which in Landlord's sole discretion are desirable (including, but not limited to, the addition, elimination, location, or relocation of surface, underground, or multiple-deck parking areas, driveways, entrances, exits, landscaped, or prohibited areas, and the determination of direction and flow of traffic). No such change shall entitle Tenant to any abatement of rent except as provided below; provided, however, that Landlord shall make no changes in a manner that will unreasonably interfere with Tenant's use of the Premises as permitted hereunder. Except as expressly provided in this Section, Landlord shall not be obligated to design, construct, install, or pay for any other improvements or assessments of any type or extent whatsoever. In the event of Landlord's failure or inability to design, construct, and install such improvements in a timely manner, Tenant's exclusive remedy shall be to abate payment of rent for a period of time commencing on the date by which Allocated Parking Spaces are required to be completed and continuing until that date on which the same are finally completed, but only if Tenant gives Landlord timely written notice setting forth the facts reasonably giving rise to such rent abatement. No such delay in completion of such improvements shall entitle Tenant to terminate this Lease.

               43.3 Use by Tenant of the Premises shall include the use of the Common Facilities in common with Landlord and with all others for whose use the same have been or hereafter may be provided by Landlord. Landlord may temporarily close any Common Facility for repairs or alterations, to prevent a public dedication thereof or the accrual of prescriptive rights therein, or for any other reason deemed sufficient by Landlord. Landlord shall have exclusive control of all Common Facilities and may at any time restrain any use thereof except as authorized by rules and regulations for the use of such areas established or amended by Landlord from time to time. Tenant shall keep all Common Facilities free and clear of any obstructions created or permitted by or resulting from Tenant's operations. If in the opinion of Landlord unauthorized persons are improperly using any Common Facilities by reason of the presence of Tenant in the Center, then Tenant, upon demand, shall restrain such persons from such unauthorized use by taking all appropriate actions. Nothing herein shall affect the right of Landlord to remove any unauthorized person from the Common Facilities nor to prohibit the use of any Common Facilities by unauthorized persons.

               43.4 Tenant understands that Landlord, in its sole discretion, may:

                      (a) Sell or otherwise transfer its interest in the Center, or any portion thereof, including without limitation, the Premises and the Common Facilities, to any entity which will assume Landlord's obligations regarding the same under this Lease; or

                      (b) [Intentionally Deleted]

               43.5 Tenant acknowledges that the Center is subject to the provisions of a certain Declaration as to Easements, Restrictions and Common Facility Provisions for Harbor Gateway Center dated July 31, 1981, executed by
C. J. Segerstrom & Sons, a partnership, and recorded in the Office of the County Recorder of Orange County, California (the "Declaration"). This Lease and the rights and obligations of the parties with respect to the Common Facilities are subject to the provisions of the Declaration.

Article 44 See Section 48.26    PARKING FACILITIES

               [Intentionally Deleted]

Article 45            TRAFFIC AND ENERGY MANAGEMENT

               45.1 Landlord and Tenant agree to cooperate and use their best efforts to participate in governmentally mandated and voluntary traffic management programs generally applicable to businesses located in Costa Mesa, California or to the Center and, initially, shall encourage and support van and car pooling by employees and shall encourage and support staggered and flexible working hours for employees to the fullest extent permitted by the requirements of Tenant's business. Neither this subsection nor any other provision of this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

               45.2 Landlord and tenant agree to cooperate and use their best efforts to comply with any and all guidelines or controls imposed upon either Landlord or Tenant by federal or state governmental organizations or by any energy conservation association to which Landlord is a party concerning energy management.

               45.3 [Intentionally Deleted]

Article 46 See Section 48.27    SIGNS

               Tenant shall erect, install and maintain only such signs as comply with and are approved by Landlord pursuant to Landlord's sign program, a copy of which is attached to this Lease as Exhibit "E."

Article 47                   MISCELLANEOUS

               47.1 No payment by Tenant of a lesser amount than the aggregate amount due at the date of such payment shall be other than on account of the oldest outstanding amount due, nor shall any endorsement or statement on any check or any letter accompanying any payment be deemed an accord and satisfaction. Landlord may accept such payment without prejudice to Landlord's right to recover the balance due from Tenant or to pursue any other remedy available to Landlord.

               47.2 Each and every indemnification and hold harmless provision contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed under such provision or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, paid in full. Payment shall not be a condition precedent to indemnification under any indemnification provision contained in this Lease.

               47.3 This Lease may be executed in two or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

               47.4 Within ten (10) days after the last execution of this Lease Tenant shall by written notice to Landlord designate one individual employee or agent who shall be authorized to act on behalf of Tenant with respect to all matters pertaining to this Lease, including all matters provided for in the Work Letter. Landlord may treat any approval or consent given by such person as the approval or consent of Tenant. Tenant may, by written notice to Landlord, change its designated representative with respect to matters arising after the date of Landlord's receipt of such notice.

               47.5 "Rentable Area" means:

                      (a) With respect to Premises which constitute an entire building, the entire area bounded by the outside surfaces of the exterior walls of such building plus the entire area of any truck well(s) servicing the building.

                      (b) With respect to Premises constituting less than an entire building, (i) the area included within the Premises, being the area bounded by the outside surfaces of exterior building walls, the exterior of all walls separating the Premises from any public corridors or other public areas and the centerline of all walls separating the Premises from other areas leased or to be leased to other tenants of such building and (ii) a pro rata portion of all areas of such building used for public areas or otherwise not leased or to be leased to tenants of such building, including a pro rata portion of the electrical room for the building and the truck well(s) servicing the building.

                      (c) In calculating Rentable Area for any Premises and any building, there shall be no deductions for columns, structural portions of such building, vertical penetrations, lobbies, corridors, restrooms, mechanical rooms, electrical rooms, telephone closets or other features of such building required for the occupancy thereof. However, the Rentable Area of the electrical room for the building, although located in one suite, and the truck well(s) servicing the building shall be allocated, pro rata, to each suite based upon the respective Rentable Areas of the suites before giving effect to such prorations.

                      (d) The Rentable Area contained within the Premises shall, subject to the provisions of Section 2.3, be the number of square feet set forth in the applicable item of the Basic Lease Provisions.

               47.6 All references to the terms "mortgage," "trust deed" and "mortgagee" appearing in this Lease shall be deemed to mean "first mortgage," first trust deed" and "first mortgagee," wherever in this Lease or the Exhibits hereto such terms appear.

               47.7 Neither Tenant nor any other person or entity having any interest in the possession, use, occupancy or utilization of the Premises shall enter into any sublease, license, concession or other agreement for the use, occupancy or utilization of space in the Premises by any person or entity ("Subtenant") which provides for rental or any other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by Subtenant from the portion of the Premises leased, used, occupied or utilized (other than an amount based upon a fixed percentage or percentages of receipts or sales). Any lease, sublease, license, concession or other agreement in violation of the foregoing covenant shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. Tenant further covenants to use reasonable efforts to prevent any Subtenant from entering into an agreement of the type described in this Section with respect to the Premises or any part thereof.

               47.8 This lease and the exhibits hereto cover in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises, the Building and the Center, and all preliminary negotiations and agreements of whatsoever kind with respect to the Premises, the Building or the Center, except as contained herein, are superseded and of no further force or effect. No verbal agreement or implied covenant shall be held to vary the provisions of this Lease, any statute or law or custom to the contrary notwithstanding. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. No employee or agent of Landlord shall have authority, by letter, memorandum or other written communication, to amend, vary or delete any provision of this Lease unless such written instrument bears the signature of two managing partners of Landlord.

               47.9 [Intentionally Deleted]

Article 48                     ADDENDUM

               The following provisions of this Article 48 shall be included in and form a part of this Lease and shall supersede and override any other provision in this Lease to the extent the same are inconsistent:

               48.1 The Premises.

                      (a) The Premises consist of (i) that certain building commonly known as 3535 Harbor Gateway Business Center, Costa Mesa, California and consisting of 54,910 square feet of Rentable Area ("Building A") and (ii) that area located around Building A and outlined on Exhibit "A" with a solid black line and containing parking and related facilities (the "Building A Area"). The Building and the Building A Area are each as depicted on Exhibit "A" attached hereto. Tenant's rights and obligations with respect to the Building A Area shall be as set forth in this Section 48.1.

                      (b) Tenant's rights and obligations with respect to the Building A Area are as follows:

                              (i) Subject to Section 48.3(c), Tenant shall be
entitled to the exclusive use of the Building A Area, and all exclusive parking rights of Tenant pursuant to subsection (c) below shall be as to the spaces located in the Building A Area.

                              (ii) Tenant shall be solely responsible with
respect to maintenance of and payment of the costs of the Building A Area. Without limiting the generality of the foregoing:

                                    (1) All utilities used in or on the Building
A Area are and shall be separately metered to and billed to Tenant, and the Building A Area is separately assessed and billed for real property tax purposes. Tenant shall be solely responsible for all such separately billed utilities and real property taxes.

                                    (2) Tenant shall be solely responsible to
maintain all improvements and landscaping located in the Building A Area and to pay the costs thereof. Tenant shall select the persons to perform such maintenance and shall be solely responsible for the times when and the manner in which such maintenance is performed. However, the standard of maintenance by Tenant of the Building A Area shall be consistent, as to quality, with the standard of maintenance provided by Landlord in the balance of the Center. Landlord's right to perform Tenant's obligations upon Tenant's failure to do so shall extend to Tenant's obligations pursuant to this clause (2).

                                    (3) Subject to Section 48.3(c), Tenant may
restrict access to and across that portion of the Building A Area located to the west of Building A. The methods used by Tenant to impose such restriction shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, and shall be subject to compliance by Tenant with all applicable governmental requirements.

                      (c) Landlord has provided to Tenant 210 parking spaces for Building A. Except as provided in subsection (g) below, all of such spaces are located in the Building A Area. Such spaces are allocated to Building A and are subject to the provisions of subsection (b) above and this subsection (c):

                              (i) Subject to Section 48.3(c), all such allocated
parking spaces are for the exclusive use of Building A and Tenant, its employees and business visitors. Tenant may, at Tenant's cost, make or erect signs with respect to Tenant's exclusive parking spaces designating such spaces as for the exclusive use of employees and business visitors of Tenant. Any markings or signs shall be compatible with markings or signs used by Landlord in the balance of the Center and shall be subject to the prior written approval of Landlord and any governmental authorities having jurisdiction. All such markings and signs in place at the date of this Lease are approved by Landlord. Maintenance and replacement of such signs and markings shall be the sole responsibility, both as to payment of costs and performance, of Tenant.

                              (ii) Tenant shall be solely responsible to monitor
the use of its exclusive parking spaces, through the use of decals or otherwise. Upon request of Tenant, Landlord will tow away unauthorized vehicles in such exclusive parking spaces. If Landlord shall not promptly respond to any request by Tenant to tow away vehicles, Tenant may, at Tenant's cost, proceed to tow such vehicles away from Tenant's exclusive parking spaces. All costs of towing not paid for by the owners of vehicles towed shall be borne by Tenant, which shall promptly pay the same to Landlord upon demand. Tenant shall indemnify, defend and hold harmless Landlord from and against all losses, liabilities, claims, damages and expenses, including attorneys' fees and costs of defense, suffered by Landlord and arising out of any vehicle towing conducted by Landlord at Tenant's expense or by Tenant, except only such losses, liabilities, etc. as are solely and proximately caused by the negligence of Landlord or its agents or employees.

                      (d) Landlord and Tenant acknowledge that Tenant is currently in possession of the entire Premises, and nothing is required of Landlord to place Tenant in possession of the Premises or any portion thereof.

                      (e) Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Parcel Maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant or any other rights granted to Tenant pursuant to this Lease. Tenant shall sign any of the aforementioned documents upon request by Landlord, and failure to do so shall constitute a material breach of this Lease.

                      (f) Tenant agrees that Tenant is obtaining a right of exclusive use only of the Premises, including the Building A Area. Landlord reserves to itself, its successors and assigns, the non-exclusive right of use of all portions of the Center other than the Premises for all purposes not inconsistent with Tenant's use thereof, including use for parking and pedestrian purposes, vehicular ingress and egress, for the installation and maintenance of utilities and of landscaping on, over, under or across portions of the Center other than the Premises up to the exterior lines thereof, together with the right to enter upon the Premises upon 24 hours prior notice except in an emergency (without unreasonably interfering with Tenant's reasonable use and enjoyment) in order to service, maintain, repair, reconstruct, relocate or replace any of such utilities and landscaping.

                      (g) Landlord and Tenant acknowledge that Tenant currently maintains FCC mobile testing trailers (the "Trailers") in approximately the area depicted on Exhibit "A." In connection with the Trailers, Landlord and Tenant agree as follows:

                              (i) Tenant may continue to locate and operate the
Trailers as currently located and operated during the term of this Lease.

                              (ii) The Trailers occupy all or portions of 17
parking spaces. Such 17 parking spaces shall be deducted from the 210 parking spaces allocated for Tenant's exclusive use pursuant to subsection (c) above.

                              (iii) All obligations of Tenant pursuant to this
Lease with respect to Building A shall apply with respect to the Trailers. Without limiting the generality of the foregoing, Tenant shall be solely responsible to maintain, repair and replace the Trailers, to insure the Trailers and to pay all real or personal property taxes assessed against the Trailers. Moreover, Tenant's use of the Trailers shall comply with all applicable requirements of all governmental authorities having jurisdiction of the Trailers. Tenant shall pay all charges for all utilities used by Tenant in or at the Trailers, directly to the purveyors thereof.

                              (iv) Any changes in the location of the Trailers,
Tenant's usage thereof and/or the chain link fencing erected by Tenant with respect to the Trailers shall be subject to the prior written consent of Landlord, not to be unreasonably withheld, delayed or conditioned.

                              (v) Within ten (10) days after the expiration or
any earlier termination of this Lease, Tenant shall, at Tenant's cost, remove the Trailers, the chain-link fencing erected by Tenant with respect thereto and all other personal property and improvements placed or erected by Tenant in the area occupied by the Trailers. Tenant shall concurrently repair all damage caused by the Trailers, such fencing and such other improvements (such as post holes, broken pavement and dead grass) and restore the area to its condition prior to placement of such Trailers by Tenant.

                      (h) Landlord and Tenant acknowledge that the entire area located to the west of Building A and adjacent Building B (as depicted on Exhibit "A") is operated as a single gated parking area for Tenant and Q-Logic, the tenant of Building B pursuant to the Shared Agreement, as defined in Section 48.3(c). In the event that Q-Logic ceases to be the tenant of Building B and another tenant enters into the occupancy thereof, then:

                              (i) Tenant shall remove entirely or relocate to
the south entirely on to Building Area A all security devices with respect to such parking (i.e., pass gates, fences, tire spikes, etc.). All such devices shall enclose only parking located on Building Area A. All such removals and relocations shall be at Tenant's sole cost.

                              (ii) The total parking spaces on Building Area A
(whether secured or unsecured) shall not exceed 193 spaces.

                              (iii) Tenant's required removals or relocations
pursuant to clause (i) above shall be accomplished by the date that another tenant commences to occupy Building B. For this purpose, Landlord shall give to Tenant not less than 60 days prior written notice of the proposed occupancy date of Building B by such other tenant. If Tenant fails to remove or relocate such security devices, or any of them, within the time required by this clause (iii), Landlord may remove and discard the same, and the cost of such removal shall be additional rent payable by Tenant pursuant to this Lease and shall be paid to Landlord within twenty (20) days after Tenant's receipt of Landlord's invoice therefor.

                              (iv) If, after removal or relocation of such
security devices, Tenant experiences substantial difficulty in maintaining the exclusivity of the parking spaces on Building Area A, Landlord and Tenant shall review and consider alternate security measures to protect the exclusivity of such spaces. Any such measures shall be proposed by Tenant, but shall be subject to the approval of Landlord, not to be unreasonably withheld provided that such security devices are compatible with the quality of the Center.

               48.2 Term. Notwithstanding anything to the contrary contained in this Lease, the Commencement Date of the Term shall be November 1, 1999 and the expiration date of the term shall be August 31, 2001, subject to any earlier termination pursuant to any of the provisions of this Lease.

               48.3 Prior Documents.

                      (a) Landlord and Tenant acknowledge and agree that Tenant currently holds and occupies the Premises pursuant to a certain Standard Industrial Lease - Net dated April 6, 1982 (the "Original Lease"), as amended by each of the following:

                              (i) A certain letter agreement dated December 8,
1982 (the "1982 Letter");

                              (ii) A certain Amendment No. 3 to Lease dated
September 20, 1983 ("Amendment No. 3");

                              (iii) A certain Reciprocal Parking Agreement,
Amendment No. 8 to Lease with Emulex Corporation and Notice of Deletion of Territory as to Declaration as to Easements, Restrictions and Common Facilities Provisions for Harbor Gateway Center dated May 25, 1984 and recorded on June 27, 1984 as Instrument No. 84-265616 in the Office of the County Recorder of Orange County, California (the "Recorder") (the "Parking Agreement");

                              (iv) A certain Letter of Clarification of Master
Lease dated May 25, 1984 (the "Clarification Letter");

                              (v) A certain letter agreement dated October 26,
1988 (the "1988 Letter");

                              (vi) A certain Amendment to Reciprocal Parking
Agreement dated July 15, 1986 and recorded as Instrument No. 86-334897 in the Office of the Recorder (the "Parking Agreement Amendment");

                              (vii) A certain Building Termination Agreement
dated October 23, 1992 (the "Termination Agreement"); and

                              (viii) A certain 1993 Amendment to Lease dated
April 29, 1993 (the "1993 Amendment").

Effective as of October 31, 1999 (the "Expiration Date"), the Original Lease, 1982 Letter, Amendment No. 3, the Clarification Letter, the 1988 Letter, the Termination Agreement and the 1993 Amendment (collectively, the "Old Lease") shall expire and terminate. Notwithstanding such expiration and termination of the Old Lease, the following obligations of the parties thereunder shall survive:

                                    (A) Landlord agrees to indemnify, defend and
hold harmless Tenant from and against any and all claims, costs, expenses, losses, damages, actions and causes of action for which Landlord is responsible under the Old Lease and which accrue on or before the Expiration Date.

                                    (B) Tenant agrees to defend, indemnify and
hold harmless Landlord from and against any and all claims, costs, losses, expenses, damages, actions and causes of action for which Tenant is responsible under the Old Lease and which accrue on or before the Expiration Date.

                                    (C) Tenant shall remain liable for all
amounts payable by Tenant pursuant to the Old Lease and accruing prior to the Expiration Date to and until payment of such amounts in full. Such amounts shall include but not be limited to (1) rent payable by Tenant to Landlord pursuant to the Old Lease, (2) the costs of all utilities used in or at the Premises through the Expiration Date and (3) real and personal property taxes assessed against the Premises and the personal property located therein or thereon with a lien date prior to the Expiration Date.

                      (b) By their signatures hereto, Landlord and Tenant acknowledge and confirm that the Parking Agreement and Parking Agreement Amendment shall survive the Expiration Date and continue in effect during the term of this Lease and shall, in part, govern Tenant's use of the Building A Area.

                      (c) Landlord and Tenant are also parties to a Certain Amendment No. 12 to Lease dated as of May 15, 1985 (the "Other Lease"), which Other Lease is the subject of a certain Assignment Assumption and Consent Re:
Lease dated January 14, 1994 between Tenant and Q-Logic Corporation (the "Assignment"). In connection with the Other Lease and the Assignment, Tenant and Q-Logic Corporation executed a certain Shared Parking Rights Agreement dated January 14, 1994 (the "Shared Agreement"). Nothing contained in this Lease shall be deemed or construed to terminate or otherwise affect the Other Lease, the Assignment or the Shared Agreement. All of such instruments shall survive the Expiration Date to and until the expiration or earlier termination of the Other Lease. For the purposes of the foregoing:

                              (i) The Other Lease and the Assignment shall
continue in effect beyond the expiration date of the Old Lease to and until the expiration or earlier termination of the Other Lease. However, Tenant's obligations pursuant to the Other Lease shall expire and terminate as of the last execution and delivery of this Lease.

                              (ii) The Shared Agreement, and Tenant's
obligations thereunder, shall continue to and until Q-Logic ceases to occupy Building B, at which time the Shared Agreement shall expire or terminate. A copy of the Shared Agreement is attached hereto as Exhibit "G" and incorporated herein by this reference.

                      (d) During the term of the Old Lease, Landlord and Tenant have been parties to a number of other leases and related instruments (collectively, the "Other Documents"). The Other Documents are listed on Exhibit "F" attached hereto. By their signatures hereto, Landlord and Tenant acknowledge and confirm that all of the Other Documents have expired and are of no further force or effect.

               48.4 Tenant's Options.

                      (a) Provided that (1) Tenant is not in default under this Lease beyond any applicable notice and cure period either at the date of exercise or the date when the New Term would otherwise commerce and (2) Tenant or an assignee permitted without the consent of Landlord is the Tenant pursuant to this Lease as of the commencement of the New Term, Tenant shall have the option to (A) expand the Premises by adding an additional 10,000 to 20,000 square feet of Rentable Area in the Center (the "Additional Space") and (B) obtain a new term (the "New Term") of not less than thirty-six (36) months covering both the Premises and the Additional Space. Such option shall be exercised, if at all, by written notice to Landlord given during October, 2000, which notice shall specify, within the limits set forth above, the approximate size of the Additional Space and the length of the New Term. The length of the New Term shall be subject to the mutual agreement of Landlord and Tenant, not to be unreasonably withheld and not to be less than 36 full calendar months. If Tenant is not entitled to exercise such option, or if Tenant is entitled to exercise such option but fails to do so in the manner and during the period herein specified, such option shall lapse and thereafter not be exercisable by Tenant. The lapse of such option shall not affect the option set forth in subsection (b) below.

                      If Tenant is entitled to exercise such option and timely and properly does so, then the following shall pertain:

                              (i) Such option shall be subject to the
availability in the Center, as of the commencement date of the New Term, of an Additional Space of the approximate size specified in Tenant's notice of exercise. For this purpose, the commencement date of the New Term shall be March 1, 2001, and space availability in the Center shall take into account any other pre-existing space rights held by other tenants in the Center.

                              (ii) Within fifteen (15) days after Landlord's
receipt of Tenant's notice of exercise, Landlord shall notify Tenant in writing whether there is, as of the commencement date of the New Term, an available Additional Space in the Center of the approximate size specified by Tenant and, if so, shall identify the available Additional Space and the Rentable Area thereof. For the purposes of this subsection, "approximate" shall mean within 1,000 square feet of the Rentable Area specified by Tenant in its notice of exercise. If there is no such available Additional Space of the approximate size specified by Tenant in the Center at March 1, 2001, the option contained in this subsection shall lapse.

                              (iii) If there is an available Additional Space of
the approximate size specified by Tenant in the Center as of March 1, 2001, then the following shall pertain:

                                    (A) This Lease shall be extended for a New
Term of the duration agreed upon pursuant to subsection (a) above commencing as of March 1, 2001 and for such New Term shall cover both the Premises and the Additional Space.

                                    (B) The New Term shall be upon all of the
terms and conditions of this Lease except as specified in the following clauses.

                                    (C) There shall be no further options to
extend the term of this Lease. Without limiting the generality of the foregoing, the option set forth in subsection (b) shall be of no further force or effect.

                                    (D) Section 2.1, Articles 32 and 41 and
Sections 48.2, 48.3, 48.19(a) and 48.23 shall have no application with respect to the New Term.

                                    (E) Landlord shall deliver possession of the
Additional Space to Tenant on March 1, 2001. Such Additional Space shall, as to physical condition, be delivered in accordance with fair market rental, as defined in clause (F) below, including tenant improvements, if any, then being provided for similar spaces for similar lease renewal transactions. For the purposes of determining tenant improvements in comparable lease renewal transactions, the parties shall take into account transactions such as the option for renewal provided for in this subsection, the size of the Additional Space and the duration of the New Term. In no event, however, shall Landlord be required to spend or provide more than $100,000 pursuant to this clause (E).

                                    (F) Monthly Basic Annual Rent during the New
Term for the Premises and the Additional Space (collectively, the "Expanded Premises") shall be an amount equal to the then prevailing fair market rental for similar premises in the general market area in which the Center is located. For this purpose, the Basic Annual Rent for the Premises and the Additional Space may not be the same. For the purposes of determining monthly Basic Annual Rent for the Expanded Premises for the New Term, the following shall pertain:

                                            (1) The "general market area" shall
mean the Costa Mesa-Newport Beach-Irvine area, but shall not include Newport Center.

                                            (2) The term "similar premises"
shall mean premises similar in size to the Premises and the Additional Space and in commercial and industrial centers of similar size, age and quality and with similar access and other amenities as the Center.

                                            (3) The term "fair market rental"
shall mean the effective amount per month that a willing tenant comparable to Tenant would pay and a willing landlord comparable to Landlord would accept in an arm's-length leasing transaction, for similar premises which are non-sublease, non-encumbered and non-expansion space. Fair market rental shall be determined as a rate per month per square foot of Rentable Area of the Expanded Premises, and the monthly Basic Annual Rent for the New Term shall be determined by multiplying such rate by the Rentable Area of the Expanded Premises. If the rates for the Premises and the Additional Space are different, then monthly Basic Annual Rent shall be separately determined for the two portions of the Expanded Premises.

                                            (4) Promptly following the exercise
of an option by Tenant pursuant to this subsection, Landlord and Tenant shall attempt in good faith for a period of thirty (30) days to agree upon fair market rental for the New Term, taking into account the matters set forth above in this clause (F). If Landlord and Tenant agree upon such fair market rental, monthly Basic Annual Rent for the Premises for such New Term shall be the fair market rental so determined. In addition, during the New Term Tenant shall pay all additional rent provided for in this Lease. Upon reaching agreement pursuant to this clause (4), Landlord shall prepare and Landlord and Tenant shall promptly execute and deliver a mutually acceptable amendment to this Lease setting forth the agreed Basic Annual Rent for the Expanded Premises for the New Term.

                                            (5) If Landlord and Tenant are not
able to reach agreement as to the fair market rental for the New Term within thirty (30) days after Tenant's exercise of the option pursuant to this subsection, then fair market rental shall be determined by arbitration. In connection with any such arbitration, the following pertain:

                                                   (AA) The arbitration shall be
conducted in Orange County, California in accordance with the provisions of this clause (5).

                                                   (BB) Within fifteen (15) days
after the expiration of the foregoing thirty (30) day period, each party shall, by written notice to the other, select an arbitrator with the qualifications set forth below. If either party shall fail to select an arbitrator in the manner and within the time specified in this clause (BB), then the arbitrator timely and properly selected by the other party shall be the sole arbitrator. If neither party shall timely and properly select an arbitrator pursuant to this clause (BB), then a single arbitrator shall be selected by the Presiding Judge of the Orange County Superior Court or his or her designee upon application of either party.

                                                   (CC) If a single arbitrator
is selected or appointed pursuant to clause (BB), such sole arbitrator shall, within fifteen (15) days after his or her appointment, schedule a meeting with the parties at which such arbitrator shall receive such oral or written evidence as he or she determines. The arbitrator need not follow the rules of evidence and may set such time limits as he or she deems appropriate. Within thirty (30) days after being appointed, the arbitrator shall in writing notify the parties of his or her decision as to fair market rental, determined in accordance with this clause (5). The fair market rental determined by such single arbitrator shall be conclusive upon the parties.

                                                   (DD) If two (2) arbitrators
are selected pursuant to clause (BB), the same procedure set forth in clause
(CC) above shall be used, except that each arbitrator shall in writing notify the parties and the other arbitrator of his or her decision as to fair market rental, determined in accordance with this clause (5). The notices provided for in clause (CC) and this clause (DD) may be in letter form, need not be accompanied by any survey, report or other supporting document and may but need not set forth the reason(s) for the decision.

                                                   (EE) If two (2) arbitrators
are used, and if the fair market rentals as determined by them are not the same but the larger fair market rental so determined does not exceed one hundred ten percent (110%) of the lesser fair market rental so determined, then fair market rental shall be the average of the fair market rentals determined by the two (2) arbitrators.

                                                   (FF) If two (2) arbitrators
are used, and if the two (2) arbitrators determine different fair market rentals and if fair market rental is not determined pursuant to clause (EE), then within fifteen (15) days after the last determination of the two (2) arbitrators (i.e., the last notice to the parties), the two (2) arbitrators shall select a third arbitrator. If the two (2) arbitrators are unable to select a third arbitrator within such fifteen (15) day period, the third arbitrator shall be appointed in the manner provided in the last sentence of clause (BB).

                                                   (GG) Any third arbitrator
selected pursuant to clause (FF) shall, within fifteen (15) days after his or her selection, notify the parties and the other arbitrators in writing of her or her determination of fair market rental, determined in accordance with this clause (5). Such determination and notice shall be in accordance with the last sentence of clause (DD), and in no event shall such determination be greater than the higher of the fair market rentals determined by the original two (2) arbitrators or lesser than the lower of the fair market rentals determined by the original two (2) arbitrators. The fair market rental determined by such third arbitrator shall be conclusive upon the parties.

                                                   (HH) Each arbitrator selected
or appointed pursuant to the foregoing clauses shall be a licensed real estate broker or salesperson with not less than five (5) years of leasing experience with respect to premises similar to the Expanded Premises and centers similar to the Center in the general market area who is independent of each party. For this purpose, independent shall mean that such person is not employed by a party and has not been an employee of, or compensated by, a party for two (2) years prior to his or her selection or appointment.

                                                   (II) Each party shall bear
the costs and fees of each arbitrator selected by it and one-half (1/2) of the costs and fees of any third or sole arbitrator. Each party shall also bear all costs and fees of any attorney or other professional employed or retained by such party in connection with such arbitration process.

                                                   (JJ) All determinations as to
fair market rental shall be expressed as a rate per square foot of Rentable Area per month. As provided in clause (F) above, fair market rental may not be the same rate for the Premises and the Additional Space.

                                    (G) If the new Basic Annual Rent for the
Expanded Premises for the New Term shall not have been determined as of the commencement date of the New Term, Tenant shall pay Basic Annual Rent for the entire Expanded Premises at the original rate set forth in this Lease to and until such determination is made. If the new Basic Annual Rent is greater than the original rate set forth in this Lease, within twenty (20) days after the determination of the new Basic Annual Rent Tenant shall pay to Landlord an amount equal to the new monthly Basic Annual Rate times the number of months from the commencement of the New Term through the month in which such determination is made less the aggregate payments on account of monthly Basic Annual Rent for such period previously made by Tenant. If the new monthly Basic Annual Rent is less than the original rate set forth in this Lease, Landlord shall credit against the next monthly installments of Basic Annual Rent coming due hereunder an amount equal to the aggregate monthly payments on account of Basic Annual Rent by Tenant for the period from the commencement date of the New Term through the month in which the new Basic Annual Rent is determined less the actual aggregate Basic Annual Rent due for such period. Thereafter, Tenant shall pay monthly Basic Annual Rent at the rate(s) determined pursuant to this subsection. Upon determination of Basic Annual Rent pursuant to this clause (5), Landlord shall prepare and Landlord and Tenant shall promptly execute and deliver an amendment to this Lease setting forth the agreed Basic Annual Rent for the Expanded Premises for the New Term.

                      (b) Provided that (1) Tenant is not in default under this Lease beyond any applicable notice and cure period either at the date of exercise or the date when the Additional Term would otherwise commence, (2) Tenant or an assignee permitted without the consent of Landlord is the tenant pursuant to this Lease as of the commencement of the Additional Term and (3) there shall have been no New Term pursuant to subsection (a) above, Tenant shall have the option to extend the term of this Lease for an additional thirty (30) months (the "Additional Term"). Such option shall be exercised, if at all, by written notice from Tenant to Landlord given not less than six (6) months prior to the expiration of the original term (i.e., by February 28, 2001). If Tenant is not entitled to exercise such option, or if Tenant is entitled to exercise such option but fails to do so in the manner and within the time specified in this subsection, such option shall lapse and thereafter not be exercisable by Tenant.

                              If Tenant is entitled to exercise and timely and
properly exercises such option, then the Additional Term shall be upon all of the terms and provisions of this Lease, except that:

                              (i) The Additional Term shall commence immediately
following the expiration of the initial Lease term (i.e., on September 1, 2001).

                              (ii) There shall be no further options to extend
the term of this Lease.

                              (iii) Section 2.1, Articles 32 and 41 and Sections
48.2, 48.3, 48.19(a) and 48.23 shall have no application with respect to the Additional Term.

                              (iv) Landlord shall have no obligation to remodel
or renovate the Premises for Tenant's use.

                              (v) The Basic Annual Rent for the Additional term
shall be the Basic Annual Rent for the initial lease term adjusted pursuant to this clause (v). For this purpose, monthly Basic Annual Rent shall be adjusted as of the expiration of the initial lease term to reflect any change in the cost of living. The adjustment shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series), Subgroup "all items," entitled "Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series), Los Angeles-Anaheim-Riverside Average, (1982-1984 = 100)." The Index for said subgroup published for the month prior to the Commencement Date shall be considered the "base" and the adjustment shall be based upon the percentage increase, if any, in the Index published for the last month of the initial Lease term over the base; provided, however, that (A) in no event shall the monthly Basic Annual Rent for the Additional Term be less than the monthly Basic Annual Rent for the initial Lease term notwithstanding any decrease in the Index and (B) the maximum increase in the monthly Basic Annual Rent shall be determined pursuant to the provisions of the next succeeding paragraph. When the new monthly Basic Annual Rent shall be determined, Landlord shall give Tenant written notice to that effect indicating how the new monthly Basic Annual Rent was determined.

                              In no event shall adjusted monthly Basic Annual
Rent for the Additional Term exceed the monthly Basic Annual Rent for the initial Lease term plus (x) an amount equal to the lesser of eight percent (8%) thereof or the percentage change in the index for the initial twelve (12) month period following the Commencement Date and (y) an amount equal to the lesser of 6.67% thereof or the percentage change in the index for the last ten (10) months of the initial Lease term.

                              If at the rental adjustment date there shall not
exist the Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series) in the same format as recited in this subsection, Landlord shall substitute any official index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall be most nearly equivalent thereto.

                              If the adjustment provided for herein shall not
have been made as of the commencement of the Additional Term, Tenant shall continue to pay monthly Basic Annual Rent at the last rate applicable until Tenant receives Landlord's written notice as to such adjustment. Within ten (10) days after Tenant's receipt of Landlord's notice, Tenant shall pay to Landlord an amount equal to the new monthly Basic Annual Rent times the number of months from the commencement of the Additional Term to the date of receipt of Landlord's notice, less the aggregate amount paid by Tenant on account of monthly Basic Annual Rent for the same period. Thereafter, Tenant shall pay monthly Basic Annual Rent at the new rate set forth in Landlord's notice.

                      (c) As used in this Lease, the terms "term" and "term of this Lease" shall include the initial term provided for in Section 2.01 of the Lease form together with any additional term resulting from the exercise of an option pursuant to this Section.

               48.5 Rent. Notwithstanding the provisions of Section 3.1, Tenant shall not be required to deposit the first month's Basic Annual Rent upon execution of this Lease.


               48.6 Utilities.

                      (a) Landlord and Tenant acknowledge and agree that all utilities provided to the Premises are currently separately metered and are billed directly to Tenant. Such separate metering and billing shall continue throughout the term of this Lease.

                      (b) Landlord shall not be liable in damages or otherwise for any failure or interruption of any public utility service being furnished to the Premises and no such failure or interruption shall entitle Tenant to terminate this Lease or to any abatement hereunder.

                      (c) Notwithstanding the last sentence of Section 6.2 of this Lease, in the event of any interruption to any utility service to the Premises which is caused by the negligence or intentional action of Landlord or any agent, employee or contractor of Landlord, Basic Annual Rent shall be abated for the period of the interruption in proportion to the degree of interference with Tenant's operations in the Premises, including totally if applicable. Degree of interference shall be determined by reference to the portion of the Premises (including all, if applicable) which is rendered unusable by Tenant as the result of such interruption. The remedy set forth in this subsection shall be Tenant's sole remedy in the event of such interruption. In addition, Landlord shall use commercially reasonable efforts to cause the restoration of the service so interrupted as promptly as practicable.

               48.7 Property Taxes.

                      (a) Landlord and Tenant acknowledge and agree that real property taxes are currently separately levied and assessed with respect to the Premises. For so long as such separate assessment continues, Tenant shall pay such taxes directly to the Orange County Tax Collector pursuant to Section 7.1 of this Lease.

                      (b) Since Tenant pays real property taxes under the Old Lease as well as this Lease, there shall be no proration of real property taxes with respect to the first lease year of the term of this Lease (i.e., Tenant shall pay all real property taxes applicable to the Premises for the tax fiscal year which includes the Commencement Date of this Lease).

               48.8 Maintenance and Repairs.

                      (a) Tenant shall keep in good order, condition and repair all portions of the Premises that require such care as a result of Tenant's use and normal wear and tear. Tenant's maintenance and repair obligations shall include but not be limited to plumbing, heating, electrical, lighting facilities and equipment within the Premises, fixtures, walls, foundations, ceilings, roofs, floors, windows, doors, plate glass and skylights located in or on any structures and all landscaping, driveways, parking lots, fences, signs, sidewalks and parkways on the Premises. All repairs and maintenance by Tenant shall be made only by a licensed, bonded contractor. Landlord may impose reasonable restrictions and requirements with respect to such repairs, and the provisions of Article 9 and Section 48.9 shall apply to all such repairs. Tenant shall indemnify, defend and hold Landlord harmless from and against all actions, claims, and damages by reason of Tenant's failure to comply with the foregoing provisions. Except as expressly provided herein to the contrary, Landlord shall have no maintenance and repair obligations with respect to the Premises.

                      (b) Without limiting the generality of subsection (a) above, Tenant shall maintain, repair and replace the heating, ventilating and air conditioning system in the Building at Tenant's cost using a licensed air conditioning firm. Tenant shall contract with such firm to perform periodic inspections, and any maintenance, repair and replacement recommended as the result of such inspections, on a periodic basis as recommended by manufacturer's manuals.

                      (c) For the purposes of Tenant's covenants set forth in
Article 9 and this Section 48.8, it is understood and agreed that:


                              (i) At the expiration of the Lease term, the
heating, ventilating and air conditioning ("HVAC") system servicing Building A shall be in good working condition. Good working condition shall take into account the age of the system as of the date hereof and as of the expiration of the Lease term. Tenant shall not, however, be required to make additions to the HVAC system to extend the useful life of the HVAC system to any particular term.

                              (ii) The periodic inspections and maintenance
required by subsection (b) above shall be at least once per calendar quarter and shall be performed by a licensed HVAC maintenance firm approved by Landlord. Such inspection and maintenance shall include replacement of parts as necessary to keep the system in good working order.

                              (iii) Landlord shall be responsible for any
required replacement of electrical and mechanical equipment in the Premises to the extent that such replacement is the result of the negligence or intentional act of Landlord, its agents, employees or contractors.

                              (iv) In no event shall Tenant be responsible to
maintain Building A or the Premises to a condition other than that which would result from normal wear and tear for a building of the age and quality of the Building and with a tenancy of the duration of Tenant's occupancy of Building A.

               48.9 Alterations and Additions. Notwithstanding anything to the contrary contained in Article 9 of this Lease:

                      (a) Tenant may make nonstructural alterations to the Premises not exceeding $54,910 in cumulative cost over the term of the Old Lease and this Lease without obtaining the prior written approval of Landlord.

                      (b) As to all alterations and additions requiring the prior written approval of Landlord, such approval shall not be unreasonably withheld, conditioned or delayed.

                      (c) All exterior painting, all alterations affecting the structural components of the Premises (including roof penetrations for Tenant's equipment or vents), and all alterations to or affecting any mechanical, electrical, air conditioning and plumbing work performed by Tenant must be approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

                      (d) Tenant shall promptly in writing notify Landlord of the filing of any mechanics' lien against the Premises or the Center arising out of work performed by or for Tenant.

                      (e) Landlord acknowledges that Tenant may from time to time install personal property in or on the Premises and that, with respect to such personal property, Tenant may choose or be required to obtain and file a waiver by Landlord of claims to such personal property. Landlord agrees not to unreasonably withheld or delay approval of any waiver requested by Tenant and presented by Tenant to Landlord for execution, provided that any such waiver requires, in substance, that (i) any person removing such personal property from the Premises repair any damage to the Premises caused by such removal and (ii) Landlord has no obligation thereunder to assist any person in the removal of such personal property from the Premises. Landlord shall promptly execute and deliver to Tenant any such waiver approved by Landlord. If Landlord shall neither execute a waiver presented by Tenant nor in a writing to Tenant disapprove such waiver upon bona fide reasons stated therein within thirty (30) days after Tenant's delivery of such waiver to Landlord for approval and execution, Tenant may, after the expiration of such 30-day period, execute and file such waiver as attorney-in-fact for Landlord. Landlord hereby appoints Tenant as its attorney-in-fact for this purpose. A desire by Landlord to avoid the filing of Landlord's waivers shall not be a valid reason for disapproval of a landlord's waiver requested by Tenant.

                      (f) Landlord shall not have the right to require Tenant to restore Building A to the condition in which originally delivered to Tenant (i.e., to require Tenant to remove alterations and improvements installed by Tenant prior to the date hereof). In other words, Landlord accepts all such alterations and improvements to Building A in place as of the date hereof. Landlord may, however, require restoration of Building A as to future improvements and alterations by Tenant (i.e., alterations and improvements by Tenant after the date hereof), but only as to such future alterations and improvements (i) as to which Landlord gives written notice as to the requirement of such removal at the time of Landlord's approval of such alterations or improvements or (ii) which are installed without the prior written approval of Landlord.

                      (g) Tenant shall, upon the expiration or any earlier termination of this Lease:

                              (i) Remove from the Premises the racking system
located within and outside of Building A;

                              (ii) Remove the generator installed by Tenant in
Building A; and

                              (iii) Concurrent with such removals, repair any
damage occasioned by such removals. For this purpose, repair shall include clipping any exposed bolts resulting from such removals to the surface of the material in which located.

               48.10 Use of Premises; Hazardous Materials.

                      (a) Without limiting the generality of Section 10.1, Tenant shall not permit any objectionable sounds or odors to carry outside of Building A.

                      (b) Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

                      (c) Notwithstanding anything to the contrary contained in
Section 10.3, in no event shall Tenant be responsible to remove, remediate or otherwise clean-up any hazardous materials not introduced to Building A or the Building A Area by Tenant, its agents, employees or contractors.

               48.11 Acceptance of Premises. Prior to or concurrently with the execution of this Lease, Landlord and Tenant shall conduct a joint inspection of Building A. The purpose of such inspection shall be to establish the current condition of Building A.

               48.12 Entry and Inspection. For the purposes of Article 13 of this Lease:

                      (a) Except in an emergency, any entry by Landlord into Building A shall be upon 24 hours prior oral or written notice to Tenant. In an emergency, Landlord shall be required to give only such notice, if any, or shall be reasonable under the circumstances. For this purpose, an emergency shall be a condition or set of facts posing imminent danger of harm to persons or property.

                      (b) If and to the extent that Landlord or its agents or employees obtain any information which is confidential or proprietary to Tenant as the result of any entry into Building A pursuant to Article 13, such information shall be subject to the provisions of Article 39, shall be maintained as confidential as provided in such Article and shall be disclosed to third parties only in accordance with the provisions of such Article.

               48.13 Assignment and Subletting. Notwithstanding the provisions of Article 14:

                      (a) Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, to any corporation which it controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that such assignee assumes, in full, the obligations of Tenant under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Tenant, the consent of whom shall not be necessary.

                      (b) The references to "thirty (30)" appearing in Section
14.3 shall both be amended to read "fifteen (15)."

                      (c) The consent of Landlord to any proposed assignment or sublease requiring the consent of Landlord shall not be unreasonably withheld, conditioned or delayed.

                      (d) The rent or consideration to be passed through to Landlord pursuant to Section 14.4 shall be one-half (1/2) of the excess rent or other consideration described in such Section.

               48.14 Insurance Provisions. The last sentence of Section 15.7 of this Lease shall be amended to read, in its entirety, as follows:

               "Tenant, as a material consideration to Landlord, assumes (a) all risk of damage to its property and injury to or death of its employees in or about the Center and (b) all risk of damage to property and injury to or death of persons in or about the Premises, in each case from any cause other than the sole negligence of landlord, its agents, employees or contractors as determined by a court of competent jurisdiction. Tenant also assumes all risk of damage to the Premises resulting from any act or negligence of any employee, agent, visitor or licensee of Tenant."

               48.15 Damage or Destruction. For the purposes of Articles 15 and 17 of this Lease:

                      (a) All proceeds of any insurance maintained pursuant to
Section 15.2 other than proceeds applicable to fixtures, equipment and other personal property which Tenant may remove from the Premises, shall be the property of Landlord, whether or not Landlord is obligated to repair under
Article 17.

                      (b) Not less frequently than at each anniversary of the Commencement Date, Lessee shall cause the broker placing the insurance pursuant to Section 15.2 to increase or decrease the amount of the coverage as mutually agreed by Landlord and Tenant to the then full replacement cost of the property covered.

               48.16 Defaults and Remedies.

                      (a) The term "five (5)" appearing in Article 19(d) shall be amended to read "thirty (30)" in each place where such term appears. The term "fifteen (15)" appearing in such Article shall be amended to read "forty-five
(45)."

                      (b) The term "thirty (30) days" appearing in clause (ii) of Article 19(e) shall be amended to read "sixty (60)."

                      (c) The term "rent" as used in Articles 19 and 20 hereof shall include the Basic Annual Rent and all other sums required to be paid by Tenant pursuant to this Lease.

               48.17 Holding Over. Notwithstanding the provisions of Article 25, if Tenant holds over after the expiration or termination of this Lease, the monthly Basic Annual Rent, which shall be payable in advance, shall be one hundred percent (100%) of the market rental of the Premises at the expiration or termination date, as determined by Landlord evidenced by a written notice to Tenant, for the first ninety (90) days of the holdover period and thereafter shall be one hundred fifty percent (150%) of the market rental of the Premises at the expiration or termination date. All additional rent provided herein shall also be payable with respect to the period of such month-to-month tenancy.

               48.18 Subordination. Notwithstanding anything to the contrary contained in Article 26, Landlord agrees that, if Landlord shall engage in any transaction of the types described in such Section or shall sell or transfer its interest in the Premises, or any portion thereof, Landlord shall:

                      (a) Arrange or structure any such transaction or sale so that, so long as Tenant performs its obligations under this Lease, Tenant's rights of occupancy and other rights under this Lease shall not be disturbed; and

                      (b) Obtain from such lender, ground lessor, ground lessee or other transferee an agreement, in recordable form and in form and substance satisfactory to Tenant, providing that Tenant's rights of occupancy and other rights under this Lease shall not be disturbed so long as Tenant performs its obligations hereunder.

               48.19 Work Letter. Notwithstanding anything to the contrary contained in Article 32, Landlord and Tenant agree that:

                      (a) Landlord shall, at Landlord's sole cost and expense, purchase and install a new twenty (20) ton heating, ventilating and air conditioning unit to serve Building A. Such unit shall be located on the roof of Building A at a location designated by Tenant's heating, ventilating and air conditioning contractor. Such unit shall be delivered and installed within 60 days (unless not reasonably possible to do so) after the last execution and delivery of this Lease. Landlord shall, as a part of such installation, connect such unit to the existing ducting in Building A and install all electrical connections and controls necessary for Tenant to operate such unit. Any additional work desired by Tenant in connection with such installation and connection shall be the responsibility of Tenant, both as to performance and payment of the costs thereof. Tenant shall also be required to operate and maintain such unit in accordance with the provisions of Article 9 and Section
48.8. In order to permit Tenant to perform its maintenance and repair obligations with respect to such unit, Landlord shall supply to Tenant reasonable documentary evidence as to the installations and connections effected by Landlord pursuant to this subsection.

                      (b) Except as provided in subsection (a), Tenant accepts the Premises "AS IS," and Landlord shall have no obligation to remodel or renovate the Premises for Tenant's use.

                      (c) By its signature hereto, Tenant acknowledges that the Capital Improvement Allowance provided for in the 1993 Amendment has been fully disbursed.

               48.20 Late Charge and Interest on Tenant's Obligations. In no event shall the interest rate charged by Landlord to Tenant pursuant to Article 34 exceed fifteen percent (15%) per annum simple interest.

               48.21 Payments and Notices. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions of this Lease, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of such paying party to institute suit for recovery of such sum. If it shall be adjudicated that there was no legal obligation on the part of the paying party to pay such sum or any part thereof, such party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease plus interest from the date of payment under protest to date of repayment at the rate determined pursuant to Article 34.

               48.22 Brokers. Notwithstanding anything to the contrary contained in Article 38, Landlord and Tenant agree that the broker identified in the Basic Lease Provisions has been retained by Tenant and that payment of any commission or fee due such broker in connection with this Lease shall be the sole obligation of Tenant. The indemnification provision in the last sentence of
Article 38 shall apply with respect to the fee or commission due from Tenant to such broker. Payment shall not be a condition precedent to recovery upon the indemnification provision in Article 38. Such indemnification provision shall include a covenant by each indemnifying party to defend the indemnified party against all claims for which indemnification is available with legal counsel selected by the liability insurance carrier for the indemnifying party or otherwise reasonably satisfactory to the indemnified party.

               48.23 No Offer; Approval by Lender. Promptly following the last execution and delivery of this Lease, Landlord shall deliver a copy hereof to Landlord's lender, Teachers Insurance and Annuity Association of America, with a request that such lender approve this Lease. Thereafter, Landlord shall use commercially reasonable efforts to obtain the approval of such lender to this Lease in written form. Promptly upon obtaining such written approval of such lender, Landlord shall furnish a copy of such written approval to Tenant. In the event that Landlord is unable to obtain and deliver such written approval to Tenant on or before July 31, 1999 (the "Adios Date"), Tenant shall have the option to terminate this Lease. Such option shall be exercised, if at all, by written notice of termination from Tenant to Landlord given at any time after the Adios Date and prior to receipt of such written approval. If Tenant is entitled to terminate this Lease pursuant to this Section and timely and properly does so, then (a) this Lease shall terminate upon Landlord's receipt of such notice of termination, (b) each party shall bear its respective fees and costs incurred in the preparation and negotiation of this Lease and in performing its respective obligations hereunder through the date of termination,
(c) neither party
shall have any further rights or obligations pursuant to this Lease and (d) the expiration date of the Old Lease shall be extended to that date which is six (6) months after the termination date of this Lease, but not later than March 31, 2000. Any extension period of the Old Lease pursuant to clause (d) of this Section shall be upon the existing terms and conditions of the Old Lease, including those pertaining to the payment of rent. Pending any termination of this Lease pursuant to this Section, each party shall diligently perform its respective obligations hereunder.

               48.24 Inability to Perform. Each party hereto shall be excused from performing its respective obligations under this Lease, excepting its obligations to pay money, if and for so long as the performance of such obligation is prevented or delayed by any cause beyond the reasonable control of such party.

               48.25 Common Facilities. For the purposes of Article 43 of this
Lease:

                      (a) "Common Facilities" shall mean all portions of the Center other than (i) the Building A Area and (ii) any other building or other portion of the Center designated for the exclusive use of a tenant of the Center.

                      (b) Tenant's sole rights in and to the Common Facilities shall be the non-exclusive right to the use thereof, in common with Landlord and any other person to whom Landlord may grant rights in the Common Facilities, for ingress and egress to and from the Building A Area.

                      (c) Subject to Tenant's rights described in subsection
(b), Landlord shall have exclusive control of the Common Facilities and exclusive discretion as to all decisions affecting the Common Facilities, including but not limited to (i) construction of the Common Facilities, (ii) maintenance, repair and operation of the Common Facilities and (iii) modifications or changes to the Common Facilities. No such decisions or actions by Landlord shall adversely affect Tenant's use and enjoyment of the Building A Area.

               48.26 Parking Facilities. As used herein, all parking areas located in the Center, other than those from time to time established for the exclusive use of Tenant, are herein referred to as the "Parking Area." All areas of the Parking Area shall be subject to the following:

                      (a) Landlord reserves the right, from time to time, to change its designation of the exclusive parking spaces, to determine whether they shall be surface, underground or other structure and to make other changes which are, in Landlord's opinion, desirable for the Center. No such change shall reduce the number of spaces assigned to Tenant in the Building A Area and all such assigned parking spaces shall be reasonably convenient to the Premises. Any such change shall be upon reasonable advance written notice to Tenant. Upon any change in such designation, Tenant shall promptly advise its employees of such change.

                      (b) Landlord shall also have the right to establish, to change, and to enforce against all users of the Parking Area such reasonable rules and regulations as may be deemed necessary and advisable for the proper and efficient operation and maintenance of the Parking Area. Nothing contained herein shall create liability upon Landlord for any damage to motor vehicles of customers or employees of Tenant or for loss of property from within such motor vehicles parked in the Parking Area.

                      (c) All parking spaces which are located in the Center, other than parking spaces designated by Landlord for Tenant's exclusive use, shall be used by Tenant in common with other tenants of the Center and other persons to whom Landlord may grant a right of use. Except for Tenant's rights to its exclusive spaces, Landlord shall have exclusive control of the Parking Area, and may exclude and restrain any person form use or occupancy thereof, excepting, however, bona fide customers, patrons, and service-suppliers of Tenant and other tenants of the Center who make use of said area in accordance with any rules and regulations established by Landlord with respect thereto. Except for Tenant's exclusive parking spaces, the rights of Tenant in the Parking Area shall be subject to the rights of Landlord and other tenants of the Center to use the same in common with Landlord, and Tenant shall keep all of said area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations.

                      (d) Landlord may designate portions of the Parking Area, other than Tenant's exclusive spaces, for "Visitor Only" parking or exclusive parking for other tenants of the Center and Tenant and its employees shall not park in any area so designated. Landlord may from time to time in its sole discretion change such designated areas. Upon request, Tenant shall furnish Landlord with a list of its employees' vehicle license numbers and shall thereafter notify Landlord of any change in such list within five (5) days after such change occurs. If Tenant's employees park in areas designated pursuant to this subparagraph, Landlord may tow away any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, and/or attach violation stickers or notices to such vehicle.

                      (e) Landlord may authorize persons other than tenants of the Center to utilize the Parking Area. However, in no event shall Landlord authorize any such use of spaces designated by Landlord for the exclusive use of Tenant nor shall the number of spaces available for Tenant and its employees and business visitors in the Building A Area be less than those identified in the applicable Basic Lease Provision.

                      (f) Tenant agrees that the parking and other rights granted to Tenant pursuant to Section 48.1 and this Section 48.26 are in lieu of rights in common with other tenants of the Center to park throughout the Parking Area. Tenant is not being charged for any costs of maintaining the Common Facilities of the Center, including the Parking Area, based upon the understanding that its parking, and the parking of its employees, business visitors and suppliers, will be limited to the exclusive parking spaces established for Tenant. If Landlord determines that such persons are parking in areas other than or in addition to the exclusive parking spaces established for Tenant, Landlord may require Tenant to immediately cease such practice and Tenant shall promptly cease such practice upon receipt of a written request to do so from Landlord.

               48.27 Signs. By its signature hereto, Landlord approves all of Tenant's exterior signs on the Premises in place as of the date of this Lease.

               48.28 Quiet Possession. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed or performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Premises.

               48.29 Security Measures. Tenant hereby acknowledges that the rental payable to Tenant hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide the same. Tenant assumes all responsibility for the protection of Tenant, its employees, agents and invitees from acts of third parties.

               48.30 Rules and Regulations. For the purposes of Exhibit "C" hereof:

                      (a) The second sentence of clause (a) of paragraph 1 shall be limited to property other than vehicles and shall be construed to permit storage of property outside of Building A so long as such property is located within the loading/trash area of Building A and is screened from view of persons within the Center.

                      (b) For the purpose of paragraph 10, Landlord's consent shall not be unreasonably withheld, delayed or conditioned.

EXHIBIT "A"        DEPICTION OF BUILDING A AND BUILDING A AREA



                                   EXHIBIT "A"

EXHIBIT "A-1"  DEPICTION OF CENTER



                                  EXHIBIT "A-1"

                                COMMON FACILITIES


               "Common Facilities" means all areas (and all improvements thereon) within the exterior boundaries of the Center which (i) are not now or hereafter held for exclusive use by Tenant, or any other tenant of the Center and (ii) are made available for the common use of Landlord, Tenant and other occupants and their respective employees and invitees in or around the Center. Common Facilities shall include, without limiting the generality of the foregoing, all parking areas, entrances, exits, landscaped and planted areas, retaining walls, irrigation systems and controllers, drains, sewers, lighting fixtures, wiring, electrical panels and automatic control systems, driveways, delivery passages, loading docks, sidewalks, stairways, ramps, open and enclosed courts and malls, central identification signs and structures designed for the use of all owners, occupants, employees and invitees and shall include any "greenbelt" or set back areas maintained by Landlord on any parcel leased for the exclusive use of a tenant. Common Facilities shall not include lobbies or other common areas within any building which is leased to one or more tenants but shall include any legal parcel which constitutes a portion of the Center and on which no buildings have been or may be constructed for occupancy.



                                   EXHIBIT "B"

                              HARBOR GATEWAY CENTER

                              RULES AND REGULATIONS


               The Premises are located within and constitute a part of an integrated, multi-use planned development being developed by Landlord as a high-quality business center. Consistent with such development, Landlord has adopted the following Rules and Regulations to preserve the high quality of the development and retains certain rights of approval, in its sole discretion, to preserve the aesthetic appearance, quality and value of the Center as a whole.

               1. Each tenant shall take all actions necessary to preserve the external appearance of his premises in a neat, clean and orderly condition and to prevent his operations from interfering with the use by other Center occupants of their respective premises. By way of illustration but not limitation of the foregoing:

                      (a) Sidewalks, passages, paths, courts, and stairways exterior to any Premises shall not be obstructed or used other than for ingress and egress. All tenant vehicles and property shall be located within a building or within an approved exterior structure. No unauthorized tenant and no employees, agents or invitees of any tenant shall go upon the roof of any building without approval.

                      (b) No trash shall be allowed to accumulate outside of a building, except in approved receptacles or screened enclosures.

                      (c) No awnings or other projections shall be attached to the outside walls of any building without approval and no curtains, blinds, shades or screens shall be attached to or hung in any window or door of any premises without approval. All electrical ceiling fixtures hung along any perimeter of any premises bordered by windows must be fluorescent and of an approved quality, type, design and bulb color.

                      (d) No sign, advertisement or notice shall be exhibited, painted or affixed on any part of, or so as to be seen from the outside of, any premises without approval.

                      (e) Premises features which reflect or admit light and air shall not be covered or obstructed in any way.

                      (f) No tenant shall mark, paint, drill into, or in any way deface any exterior part of any building.

                      (g) No bicycles, motorbikes, mopeds, motor scooters, or motorcycles shall be stored outside of any building except in approved racks or other facilities.

                      (h) No tenant shall permit any unusual or objectionable odor to permeate from any building or permit any noises which disturb or interfere with occupants of neighboring buildings or those having business with them whether from machinery, musical instruments, radios, photographs or other sources. No tenant shall throw anything out of doors, windows or skylights. No tenant shall perform any work activity out of doors. No tenant shall cook or otherwise prepare food out of doors.

                      (i) All machinery which generates noise and/or vibrations shall be placed in approved settings to avoid damage to premises and creation of noise and vibrations in areas outside of premises.

                      (j) All electric carts and other vehicles used on the Premises or in the Common Areas which are not designed for ordinary use on public streets and highways must be approved by Landlord. Landlord may condition its approval as it deems appropriate, and may in any case require that such vehicles be white and that they be supplied by Taylor-Dunn Manufacturing Company. Such vehicles are subject to all rules pertaining to auto safety contained herein or in any deed restrictions or easement agreements applicable to the Premises or pursuant to governmental regulation. All approvals required shall be by Landlord, must be in advance in writing and shall include appearance, location, quality, style and such other factors as



                                  EXHIBIT "C"

Landlord deems relevant. No requirement of Landlord shall be held to be unreasonable or unenforceable because materials, methods of application or other requirements selected by Landlord may be more expensive or more onerous than alternative materials or methods of application which may be available to achieve the same objectives. Upon any violation of the foregoing provisions, Landlord may, if Tenant shall fail to do so within three (3) days after written notice from Landlord, remove any offending item without any liability, and may charge the expense incurred in removal (including the repair of any damage to any Premises caused thereby) to the tenant violating this rule.

               2. No flammable, combustible, explosive, caustic or poisonous fluids, chemicals or other substances shall be discarded in Center trash receptacles or enclosures or dumped into Center sewer or drain systems. All operations which emit gases, dust, smoke, particulates and other noxious substances shall be hooded, ventilated or otherwise conducted to prevent the escape of such substances from the building. Washing, draining, spraying and other operations involving use of any liquid shall be conducted to prevent runoff outside of any building and oozing or seepage into other portions of the Center.

               3. Each tenant shall obtain at its own expense and keep in its premises in a reasonably accessible place at least one ABC-type fire extinguisher in working condition.

               4. Landlord reserves the right to prohibit or impose conditions upon the installation in any premises of heavy objects which might overload the premises floors.

               5. Except as provided in this paragraph, canvassing, soliciting, peddling or selling products or services to tenants, their employees or visitors are expressly prohibited and each tenant shall cooperate with Landlord to prevent such practices. Tenants shall purchase spring water, ice, soft drinks, catering services, foodstuffs, janitorial services or maintenance services and other like products or services only from company(ies) or person(s) that comply with rules and regulations imposed by Landlord, including insurance requirements, reasonable fees, solicitation prohibitions, time, location and frequency limitations and equipment restrictions. Within ten (10) days after written request by Landlord, each tenant shall notify Landlord in writing of the names of those vendors providing goods and services to such tenant at its premises. Landlord shall not have a right of approval of such vendors but may exclude a particular company or person entirely and may exclude any person who appears to be intoxicated, under the influence of drugs or liquor or who violates these Rules.

               6. Landlord may prohibit advertising by any tenant which, in Landlord's opinion, impairs the reputation of the Center, and upon written notice from Landlord any tenant shall discontinue such advertising.

               7. Employees of Landlord shall not perform any work outside of their regular duties except under special instructions from Landlord. Landlord will under no circumstances open any building for any tenant or its employees.

               8. Water and wash closets, plumbing fixtures, mirrors and partitions shall not be used for any purpose other than those for which constructed. No sweepings, rubbish, rags or other substances shall be thrown therein. All expenses of repair or replacement resulting from misuse shall be borne by the tenant who causes the same.

               9. No boring, cutting, stringing of wires, laying of linoleum or other similar floor coverings, or hanging of any objects or items from the ceiling or roof shall be permitted, except with the prior written consent of Landlord, and then only as Landlord may direct. The location of exterior telephone boxes, call boxes and other equipment affixed to any premises shall be subject to Landlord's approval. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced into any premises.

               10. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord and all installations shall be as directed by Landlord.

               11. In the event that any tenant shall change any lock or install any new lock on any exterior or interior door to or within his premises, such tenant shall immediately deliver a



                                   EXHIBIT "C"
key to each such lock to Landlord. Landlord shall use such keys only for emergency entries and for such other purposes as are permitted by these Rules and Regulations and such tenant's lease.

               12. A copy of these Rules and Regulations shall be attached to and form a part of each tenant lease in the Center. Landlord is not responsible to any person for non-observance or violation of these Rules by any tenant or other person. Each tenant is responsible for any loss or damage occasioned by any violation of these Rules by such tenant or by any employee, agent, visitor or invitee of such tenant.

               13. No waiver of any Rule by Landlord shall be effective unless in a writing signed by Landlord. Landlord may amend these Rules from time to time when desirable in Landlord's judgment to preserve good order in the Center, for the convenience of tenants or visitors of the Center or to comply with any law or regulation now or hereafter in effect. Any amendment to these Rules shall be effective and binding upon each tenant upon delivery to such tenant of a copy thereof.



                                   EXHIBIT "C"

                         TENANT SIGN PROGRAM -- CRITERIA
                       RESEARCH AND DEVELOPMENT BUILDINGS

(i)     Purpose

        The purpose of this Criteria is to insure a continuity in Signage throughout Harbor Gateway Business Center.

        It is the intent of this Criteria to provide individual tenants maximum signing exposure, without visual clutter and in a manner that will enhance the overall image of the Center. It is not the intent of this Criteria to limit individual identity or corporate expression.

(ii)    General Conditions

        1. Each tenant is responsible for providing his own sign at his own expense. Tenant to submit to the owner, for approval, two drawings to scale showing graphic layout and copy.

        2. Each tenant is also responsible for obtaining all required building permits and approvals from the City of Costa Mesa for any sign proposed. The Center sign Program has been preapproved by the City and the sign contractor will assist in this matter. (Tenant any receive assistance for any matter relating to signing from the designated sign contractor.)

        3. These criteria will be strictly enforced and any sign not conforming will be brought into conformance or removed at the expense of the tenant.

        4. All signs and their installations must comply with all applicable local building codes.

        5. No additional advertisement or temporary banners, flags, painted window glass, or similar devices are permitted in the Center unless provided herein.

        6.     No animated, flashing or audible signs will be allowed.

        7. In the event that a tenant should terminate his occupancy he may remove the metal insert portion of his sign, (that portion which contains his personal graphics), however the wood portion of the sign is to remain in place and is considered a part of the building.

(iii)   Designated Sign Contractor

        In order to implement all signing (primary and secondary) throughout the Center, to minimize the cost to the tenant of completing the signing, and to ensure safe and quality workmanship and materials, Graphical Design has been selected as the graphic design consultant and sign contractor for the Center. Such firm is located at:

               Graphical Design
               17851 Sky Park Circle
               Suite A
               Irvine, CA 92714

        Its telephone number is: (949) 250-7120. All signs must be prepared and installed by that company unless otherwise authorized by Landlord. The sign company will be responsible to provide a written cost estimate for approval by each Tenant. The Landlord will have no responsibility to obtain any cost estimate for a Tenant and shall not be responsible for any estimate obtained by any Tenant.



                                  EXHIBIT "E"

(iv)    Approvals

        Every tenant sign must be submitted to Landlord for approval. The drawings to be submitted must clearly indicate sign size, letter size, color, construction material, location and sign message. Written approval must be obtained before fabrication and installation of any sign.

(v)     Tenant Sign Specification, Page 3. *

(vi)    Typical Sign Location, Page 4. *

(vii)   Secondary (Window) Signage, Page 5. *

*All dimensions set forth are maximum sizes permitted.



                                   EXHIBIT "E"

                                 OTHER DOCUMENTS



Amendment No. 1 dated February 18, 1983

Amendment No. 2 dated June 21, 1983

Amendment No. 4 dated December 7, 1983

Amendment No. 5 dated December 7, 1983

Amendment No. 6 dated December 7, 1983

Amendment No. 7 dated April 16, 1984

Amendment No. 9 dated July 1, 1984

Letter of Clarification and Confirmation of Second Lease dated May 25, 1984

Amendment No. 10 to Second Lease dated November 16, 1984

Amendment No. 11 to Second Lease dated January 21, 1985

Amendment No. 13 to Second Lease dated February 25, 1985

Amendment No. 14 to Second Lease dated May 5, 1986

Multi-Tenant Building Lease dated June 2, 1987

First Amendment to Multi-Tenant Building Lease dated June 2, 1987

Letter Agreement dated March 29, 1990

Letter Agreement dated July 23, 1990

Settlement Agreement dated April 29, 1993




                                   EXHIBIT "F"

                         SHARED RIGHTS PARKING AGREEMENT


               THIS SHARED RIGHTS PARKING AGREEMENT (the "Agreement") is made and entered into as of this 14th day of January, 1994 by and between EMULEX CORPORATION, a California corporation ("Emulex"), and Q-LOGIC CORPORATION, a Delaware corporation ("Q-Logic"), (Emulex and Q-Logic together being the "Parties") with respect to the following:

                                    RECITALS

               A. Pursuant to that certain Standard Industrial Lease dated April 6, 1982 by and between C.J. Segerstrom & Sons, a California general partnership, as landlord ("Segerstrom"), and Emulex, as tenant, Emulex leased space in a certain office park project located in Costa Mesa, California and commonly known as Harbor Gateway Business Center (the "Center").

               B. Since 1982, Emulex has leased from Segerstrom, space in the Center in various buildings located in and comprising the Center pursuant to a series of leases, lease amendments, and other instruments (collectively, and together with the 1982 Lease, the "Lease"). Pursuant to the Lease, Emulex currently holds, among other spaces, that certain single story office and industrial building consisting of approximately 70,000 square feet of rentable area and commonly known as 3545 Harbor Boulevard, Costa Mesa, California ("Building B") and that certain single story industrial building consisting of approximately 54,910 square feet of rentable area and commonly known as 3535 Harbor Boulevard, Costa Mesa, California ("Building A").

               C. Segerstrom, Emulex, Citibank N.A., a national banking association ("Citibank"), and Ticor Title Insurance Company, a California corporation ("Ticor") have made, executed and delivered that certain Reciprocal Parking Agreement, Amendment No. 8 to Lease with Emulex Corporation and Notice of Deletion of Territory as to Declaration as to Easements, Restrictions and Common Facilities Provisions for Harbor Gateway Center dated as of May 25, 1984 and recorded as Instrument No. 84-265616 on June 27, 1984 in the Official Records in the Office of the County Recorder of Orange County, California ("Official Records") as amended by that certain Amendment to Reciprocal Parking Agreement dated July 15, 1986 and recorded as Instrument No. 86-334897 on July 31, 1986 in the Official Records (together, the "Parking Agreement"), which Parking Agreement, among other things, provides for both temporary and permanent parking and ingress and egress to such parking for the benefit of the tenants of, among other buildings at the Center, Buildings A and B. The parking area so allocated to tenants of Buildings A and B shall be defined as the "Common Parking Area."

               D. Emulex has divided its operations and formed Q-Logic as a second, independent corporation. Pursuant to that certain Assignment, Assumption, and Consent Re: Lease dated January 14, 1994 and executed by Segerstrom, Emulex, and Q-Logic (the "Assignment") and without being relieved of any of its obligations under the Lease, Emulex assigned all of its right, title, and interest in Building B under the Lease to Q-Logic.

               E. Emulex and Q-Logic desire to enter into this Agreement with respect to the Common Parking Area serving Buildings A and B as set forth in the Parking Agreement.

                                    AGREEMENT

               IN CONSIDERATION of the foregoing recitals and the mutual promises and covenants contained herein, the Parties agree as follows:

               1. Rights, Duties, and Obligations. The Parties shall share on a non-exclusive basis all of the rights granted to Emulex under the Parking Agreement with respect to the Common Parking Area and all of the duties and obligations incurred by Emulex under the same, including, without limitation, all liabilities, fees, taxes, costs, losses, and expenses (including, without limitation, maintenance, landscaping, repair, cleaning, and insurance) accrued in connection therewith ("Parking Agreement Duties"). Specifically, Emulex and Q-Logic shall each be entitled, for their own use and the use by their respective customers, invitees, and



                                   EXHIBIT "G"
employees, to that number of parking spaces equal to one half of the number of total parking spaces allocated to the Common Parking Area under the Parking Agreement.

               2.     Performance of Parking Agreement Duties

                        (i) Emulex shall be the primary party charged with performance of all Parking Agreement Duties. Within ten (10) days of receiving written notice ("Reimbursement Request") from Emulex outlining the expenses incurred by Emulex in performing the Parking Agreement Duties (the "Expenses"), Q-Logic shall pay to Emulex an amount equal to fifty percent (50%) of the Expenses, not to exceed Five Thousand Dollars ($5,000.00) per month without the prior approval of Q-Logic.

                        (ii) Emulex shall provide Q-Logic with an annual budget statement (the "Expense Budget") setting forth the estimated Expenses for the forthcoming year.

                        (iii)If Emulex should fail to perform the Parking Agreement Duties and, ten (10) days after receipt of written notice by Q-Logic requesting that Emulex so perform, Emulex fails to commence and proceed toward completion of the Parking Agreement Duties, Q-Logic shall be entitled to perform the Parking Agreement Duties itself. In the event that Q-Logic should so perform the Parking Agreement Duties under the provisions of this Paragraph 2(iii), Q-Logic shall be entitled to (a) offset fifty percent (50%) of all costs and expenses incurred by such performance ("Q-Logic's Costs") against the amount stated in the subsequent Reimbursement Request or (b) charge Emulex directly for Q-Logic's Costs, not to exceed Five Thousand Dollars ($5,000.00) per month without the prior approval of Emulex.

               3. No Release from Obligations. Nothing in this Agreement shall operate to relieve or release Emulex from all or any of its tenant responsibilities, obligations and duties arising under or incurred by the Lease, the Assignment, or the Parking Agreement with regard to Buildings A and B or to the Common Parking Area.

               4. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and assigns.

               IN WITNESS WHEREOF, Emulex and Q-Logic have executed this Shared Rights Parking Agreement as of the day and year first written above.



EMULEX CORPORATION,                      Q-LOGIC CORPORATION,
a California corporation                 a Delaware corporation



By:     /s/Paul F. Folino                By:     /s/Thomas R. Anderson
   ------------------------------------     ------------------------------------

Title:  CEO                              Title:  CFO




By:                                      By:
   ------------------------------------     ------------------------------------

Title:                                   Title:
      ---------------------------------        ---------------------------------



                                   EXHIBIT "G"